As filed with the Securities and Exchange Commission on January 12, 2024 Registration No. 333-[______]
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ABRDN PLATINUM ETF TRUST
(Exact name of Registrant as specified in its charter)

New York	26-4732885
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o abrdn ETFs Sponsor LLC 1900 Market Street, Suite 200
Philadelphia, PA 19103
844-383-7289
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o abrdn ETFs Sponsor LLC
1900 Market Street, Suite 200
Philadelphia, PA 19103
(844) 383-7289
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas C. Bogle, Esq.
Stephanie A. Capistron, Esq.
Dechert LLP
1900 K Street, NW
Washington, DC 20006

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

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If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company Emerging growth company	☐ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, we are not soliciting offers to buy, these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2024

Shares of abrdn Physical Platinum Shares ETF
abrdn Platinum ETF Trust

The abrdn Platinum ETF Trust (Trust) issues abrdn Physical Platinum Shares ETF (Shares) which represent units of fractional undivided beneficial interest in and ownership of the Trust. abrdn ETFs Sponsor LLC is the sponsor of the Trust (Sponsor), The Bank of New York Mellon is the trustee of the Trust (Trustee), and JPMorgan Chase Bank, N.A. is the custodian of the Trust (Custodian). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of 50,000 Shares (a block of 50,000 Shares is called a Basket). The Trust issues Shares in Baskets to certain authorized participants (Authorized Participants) on an ongoing basis as described in “Plan of Distribution.” Baskets will be offered continuously at the net asset value (NAV) for 50,000 Shares on the day that an order to create a Basket is accepted by the Trustee. The Trust will not issue fractions of a Basket.

The Shares trade on the NYSE Arca under the symbol “PPLT”.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust issues Shares from time to time in Baskets, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of platinum and the trading price of the Shares on the NYSE Arca at the time of each sale.

The date of this prospectus is January [__], 2024.

This prospectus, including the materials incorporated by reference herein, contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements may relate to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for platinum and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

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GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

“Allocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Allocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Platinum, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Sponsor.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has established an Authorized Participant Unallocated Account. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of platinum and any cash required for such creations and redemptions.

“Authorized Participant Unallocated Account”—An unallocated platinum account, either loco London or loco Zurich, established with the Custodian or a platinum clearing bank by an Authorized Participant. Each Authorized Participant’s Authorized Participant Unallocated Account is used to facilitate the transfer of platinum deposits and platinum redemption distributions between the Authorized Participant and the Trust in connection with the creation and redemption of Baskets.

“Authorized Participant Unallocated Bullion Account Agreement”—The agreement between an Authorized Participant and the Custodian or a platinum clearing bank which establishes the Authorized Participant Unallocated Account.

“Basket”—A block of 50,000 Shares is called a “Basket.”

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“CEA”—Commodity Exchange Act of 1936, as amended.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures, options, swaps and derivatives markets in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Basket Deposit”—The total deposit required to create a Basket. The deposit will be an amount of platinum and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received.

“Custodian” or “JPMorgan”—JPMorgan Chase Bank, N.A., a national banking association and a market maker, clearer and approved weigher under the rules of the LPPM. JPMorgan is the custodian of the Trust’s platinum.

“Custody Agreements”—The Allocated Account Agreement together with the Unallocated Account Agreement.

“Custody Rules”—The rules, regulations, practices and customs of the LPPM or any applicable regulatory body which apply to platinum made available in physical form by the Custodian.

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“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC acts as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Evaluation Time”—The time at which the Trustee evaluates the platinum held by the Trust and determines both the NAV and the ANAV of the Trust, which is currently as promptly as practicable after 4:00 p.m., New York time, on each day other than (1) a Saturday or Sunday or (2) any day on which the NYSE Arca is not open for regular trading.

“Exchange” or “NYSE Arca”—NYSE Arca, Inc., the venue where Shares are listed and traded.

“FCA”—The Financial Conduct Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LPPM in the United Kingdom.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“FSM Act”—The Financial Services and Markets Act 2000.

“Good Delivery Platinum Plate or Ingot”—Platinum in plate or ingot form with a minimum fineness and purity of 99.95% weighing between 32.151 and 192.904 troy ounces. One troy ounce equals 31.103 grams meeting the London/Zurich Good Delivery Standards. “Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“LBMA”—The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “Good Delivery List,” which is the list of LBMA accredited refiners of gold and silver. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FCA in the United Kingdom under the FSM Act.

“LME”—The London Metal Exchange. The LME, which is owned by Hong Kong Exchanges & Clearing Ltd., was founded in 1877 and is a leading venue for the trading of industrial metals. More than 80% of all non-ferrous metal futures business is transacted on LME platforms. As a recognized investment exchange, the LME is regulated by the FCA. The LME administers the determination of the LME PM Fix.

“LME PM Fix”— The afternoon session of the twice daily fix of the price of a troy ounce of platinum which starts at 2:00 p.m. London, England time and is performed by an electronic pricing system (LMEbullion) administered by the LME in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. See “Operation of the Platinum Market—The Platinum Market” for a description of the operation of the LME PM Fix for platinum.

“London/Zurich Good Delivery Standards” or “Good Delivery Standards”—The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of platinum plates and ingots as set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM. The London/Zurich Good Delivery Standards as of the date of this Prospectus are described in “Operation of the Platinum Market—The Platinum Market”.

“LPPFCL” — The London Platinum and Palladium Fixing Company Limited. The LPPFCL had the responsibility of establishing twice each London trading day, a clearing price or “fix” for platinum bullion transactions. As of December 1, 2014, the LPPFCL transferred ownership of the historic and future intellectual property of the twice daily “fix” for platinum and palladium bullion transactions to a subsidiary company of the LBMA.

“LPPM”—The London Platinum and Palladium Market. The LPPM is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London platinum market. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited refiners and assayers of platinum. Further, the LPPM coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

“Marketing Agent”— ALPS Distributors, Inc., a Colorado corporation.

“NAV”—Net asset value. See “Description of the Trust Agreement—Valuation of Platinum, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“NFA”— The National Futures Association, a futures association and self-regulatory organization organized under the CEA and CFTC regulations with the mandate to regulate intermediaries trading in futures, swaps and options.

“OTC”—The global Over-the-Counter market for the trading of platinum which consists of transactions in spot, forwards, and options and other derivatives.

“Securities Act”—The Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “abrdn Physical Platinum Shares ETF”.

“Sponsor”—abrdn ETFs Sponsor LLC, a Delaware limited liability company.

“Sponsor’s Fee”—The remuneration due to the Sponsor in exchange for which the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The fee accrues daily and is payable in-kind in platinum monthly in arrears.

“tonne”—One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

“Trust”—The abrdn Platinum ETF Trust, a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement.

“Trust Agreement”—The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Trust Allocated Account”—The allocated platinum account of the Trust established with the Custodian by the Allocated Account Agreement. The Trust Allocated Account is used to hold the platinum deposited with the Trust in allocated form (i.e., as individually identified plates and ingots of platinum).

“Trustee” or “BNYM”—The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers. BNYM is the trustee of the Trust.

“Trust Unallocated Account”—The unallocated platinum account of the Trust established with the Custodian by the Unallocated Account Agreement. The Trust Unallocated Account is used to facilitate the transfer of platinum deposits and platinum redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sale of platinum made by the Trustee for the Trust.

“Unallocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Unallocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“US Shareholder”—A Shareholder that is (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

“Zurich Sub-Custodian”—The Zurich Sub-Custodian is any firm selected by the Custodian to hold the Trust’s platinum in the Trust Allocated Account in the firm’s Zurich vault premises on a segregated basis and whose appointment has been approved by the Sponsor. The Custodian will use reasonable care in selecting the Zurich Sub-Custodian. As of the date of the Custody Agreements, the Zurich Sub-Custodian that the Custodian uses is UBS AG.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 6, and the materials incorporated by reference herein, before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement. The name of the Trust is abrdn Platinum ETF Trust (known as Aberdeen Standard Platinum ETF Trust prior to March 31, 2022 and ETFS Platinum Trust prior to October 1, 2018). The name of the Trust’s Shares is abrdn Physical Platinum Shares ETF (known as Aberdeen Standard Physical Platinum Shares ETF prior to March 31, 2022 and ETFS Physical Platinum Shares prior to October 1, 2018). The Trust holds platinum and from time to time issues Baskets in exchange for deposits of platinum and distributes platinum in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares represent a cost-effective investment in platinum. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are traded under the ticker symbol “PPLT” on the NYSE Arca.

The Trust’s Sponsor is abrdn ETFs Sponsor LLC (known as Aberdeen Standard Investments ETFs Sponsor LLC, prior to March 1, 2022 and ETF Securities USA LLC prior to October 1, 2018), a Delaware limited liability company formed on June 17, 2009. Prior to April 27, 2018, the Sponsor was wholly-owned by ETF Securities Limited, a Jersey, Channel Islands based company. Effective April 27, 2018, ETF Securities Limited sold its membership interest in the Sponsor to abrdn Inc. (known as Aberdeen Standard Investments Inc. prior to January 1, 2022), a Delaware corporation. As a result of the sale, abrdn Inc. became the sole member of the Sponsor. abrdn Inc. is a wholly-owned indirect subsidiary of abrdn plc, which together with its affiliates and subsidiaries is collectively referred to as “abrdn.” The Trust is governed by the Trust Agreement. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, abrdn Inc., the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor arranged for the creation of the Trust and is generally responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the organizational expenses of the Trust and the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and expenses reimbursable under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses.

The Trustee is The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) transferring the Trust’s platinum as needed to pay the Sponsor’s Fee in platinum (platinum transfers for payment of the Sponsor’s Fee are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (“DTC”) and (4) selling the Trust’s platinum as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor. The general role, responsibilities and regulation of the Trustee are further described in “The Trustee.”

The Custodian is JPMorgan Chase Bank, N.A. The Custodian is responsible for the safekeeping of the Trust’s platinum deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of platinum in and out of the Trust through platinum accounts it maintains for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher under the rules of the London Platinum and Palladium Market (“LPPM”). The Custodian holds the Trust’s loco London allocated platinum in its London, England vaulting premises on a segregated basis and has selected the Zurich Sub-Custodian to hold the Trust’s loco Zurich allocated platinum on the Custodian’s behalf at the Zurich Sub-Custodian’s Zurich, Switzerland vaulting premises on a segregated basis. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Platinum.”

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust Agreement” and “Description of the Custody Agreements.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses. The Shares are designed for investors who want a cost-effective and convenient way to invest in platinum with minimal credit risk.

The Trust is one of several exchange-traded products (“ETPs”) that seek to track the price of physical platinum bullion (“Platinum ETPs”). Some of the distinguishing features of the Trust and its Shares include holding of physical platinum bullion, vaulting of Trust platinum in London or Zurich, the experience of the Sponsor’s management team, the use of JPMorgan Chase Bank, N.A. as Custodian, third-party vault inspection and the allocation of almost all of the Trust’s platinum. See “Business of the Trust.”

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Sponsor’s office is c/o abrdn ETFs Sponsor LLC, 1900 Market Street, Suite 200, Philadelphia, PA, 19103 and its telephone number is 844-383-7289. The Trustee has a Trust office at 240 Greenwich Street, New York, NY 10286.  The Custodian is located at 25 Bank Street, Canary Wharf, London, E14 5JP, United Kingdom. As of the date of this Prospectus, the Zurich Sub-Custodian that the Custodian currently uses is UBS AG, which is located at 45 Bahnhofstrasse, 8001 Zurich, Switzerland.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the Shares (as described on the front page of this prospectus), consist of platinum deposits and, possibly from time to time, cash. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

Exchange symbol	PPLT

CUSIP	003260106

Creation and redemption	The Trust expects to create and redeem Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of platinum and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. On December 30, 2009, the Trust’s formation date, the initial amount of platinum required for deposit with the Trust to create Shares was 5,000 troy ounces per Basket. The number of troy ounces of platinum required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s platinum to pay the Trust’s expenses. See “Business of the Trust—Trust Expenses.” Baskets may be created or redeemed only by Authorized Participants, who pay a transaction fee to the Trustee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. The Trust will not issue fractions of a Basket. See “Creation and Redemption of Shares” for more details.

Net Asset Value	The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee values the platinum held by the Trust on the basis of the price of a troy ounce of platinum as set by the afternoon session of the twice daily fix of the price of a troy ounce of platinum which starts at 2:00 p.m. London, England time (LME PM Fix) and is performed by an electronic pricing system (LMEbullion) administered by the LME in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. See “Operation of the Platinum Market—The Platinum Market” for a description of the operation of the LME PM Fix for platinum. The Trustee determines the NAV of the Trust on each day the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. If no LME PM Fix is made on a particular evaluation day or has not been announced by 4:00 p.m. New York time on a particular evaluation day, the next most recent LME PM Fix will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as basis for such determination. The Trustee also determines the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses	The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (“Sponsor’s Fee”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor pays the costs of the Trust’s sale of the Shares, including the applicable SEC registration fees.

Secondary Market Trading	While the Trust’s investment objective is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses, only Authorized Participants can buy or sell Shares at NAV per Share. Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their NAV. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca, and the London and Zurich platinum bullion markets. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the platinum market is reduced after the close of the Commodity Exchange, Inc. (“COMEX”), a member of the CME Group of exchanges (“CME Group”), at 1:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Sponsor’s Fee	The Sponsor’s Fee accrues daily at an annualized rate equal to 0.60% of the adjusted NAV (“ANAV”) of the Trust and is payable in-kind in platinum monthly in arrears. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fee. The Trustee, from time to time, delivers platinum in such quantity as may be necessary to permit payment of the Sponsor’s Fee and sells platinum in such quantity as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell platinum at such times and in the smallest amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than platinum. Accordingly, the amount of platinum to be sold varies from time to time depending on the level of the Trust’s expenses and the market price of platinum. See “Business of the Trust—Trust Expenses.”

Each delivery or sale of platinum by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Termination events	The Trustee will terminate and liquidate the Trust if one of the following events occurs:

	●	the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

	●	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

	●	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

	●	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;

	●	the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;

	●	the CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;

	●	the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

	●	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or

	●	the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the termination of the Trust, the Trustee will sell the Trust’s platinum and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an agreement with the Trustee and the Sponsor (Authorized Participant Agreement) and (4) have established an unallocated platinum account with the Custodian or a physical platinum clearing bank (Authorized Participant Unallocated Account). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of platinum and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and settlement	The Shares are evidenced by one or more global certificates that the Trustee issues to DTC. The Shares are available only in book entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on January 8, 2024, the NAV of the Trust, which represents the value of the platinum deposited into and held by the Trust less any liabilities of the Trust, was $941,097,184 and the NAV per Share was $87.14.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and the related notes, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein.

RISKS RELATED TO PLATINUM

The value of the Shares relates directly to the value of the platinum held by the Trust and fluctuations in the price of platinum could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of physical platinum, and the value of the Shares relates directly to the value of the platinum held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). The price of physical platinum has fluctuated widely over the past several years, as discussed below. Several factors may affect the price of platinum, including:

●	Global platinum supply, which is influenced by such factors as production and cost levels in major platinum-producing countries such as South Africa and Russia. Recycling, autocatalyst demand, industrial demand, jewelry demand and investment demand are also important drivers of platinum supply and demand;

●	Investors’ expectations with respect to the rate of inflation;

●	Currency exchange rates;

●	Interest rates;

●	Investment and trading activities of hedge funds and commodity funds;

●	Global or regional political, economic or financial events and situations; and

●	A significant change in investor interest, including in response to online campaigns or other activities specifically targeting investments in platinum.

In addition, investors should be aware that there is no assurance that platinum will maintain its long-term value in terms of purchasing power in the future. In the event that the price of platinum declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The price of physical platinum has fluctuated widely over the past several years.

Price movements of platinum and other platinum group metals (see “Overview of the Platinum Industry - Platinum Group Metals” for a discussion of platinum group metals) during the first half of 2022 largely reflected the extent of exposure to Russian supply. Platinum reacted to increased supply risks, despite Russia accounting for only a minor share of primary production relative to South Africa. Platinum climbed steadily from around $960 per troy ounce in early January 2022 to an eight-month high of $1,151 per troy ounce on March 8, 2022, although it subsequently fell back as supply fears eased, trading below $1,000 per troy ounce for most of the April to October 2022 period. The price surged above $1,000 per troy ounce during November 2022, as the US dollar weakened and NYMEX investors added to long positions, but the rally was ultimately short-lived.*

* Preceding discussion is derived from the Johnson Matthey PGM market report May 2023.

In 2023, platinum prices reached a high of $1,128 per troy ounce on April 21, 2023, a low of $850 per troy ounce on November 13, 2023, and was $1,000 per troy ounce as of December 31, 2023.  See “Overview of the Platinum Industry” for additional discussion of platinum prices and world platinum supply and demand over time.

Several factors may have the effect of causing a decline in the prices of platinum and a corresponding decline in the price of Shares. Among them:

●	A significant increase in platinum hedging activity by platinum producers. Should there be an increase in the level of hedge activity of platinum producing companies, it could cause a decline in world platinum prices, adversely affecting the price of the Shares.

●	A significant change in the attitude of speculators, investors and central banks towards platinum. Should the speculative community take a negative view towards platinum or central banking authorities determine to sell national platinum reserves, either event could cause a decline in world platinum prices, negatively impacting the price of the Shares.

●	A widening of interest rate differentials between the cost of money and the cost of platinum could negatively affect the price of platinum which, in turn, could negatively affect the price of the Shares.

●	A combination of rising money interest rates and a continuation of the current low cost of borrowing platinum could improve the economics of selling platinum forward. This could result in an increase in hedging by platinum mining companies and short selling by speculative interests, which would negatively affect the price of platinum. Under such circumstances, the price of the Shares would be similarly affected.

Conversely, several factors may trigger a temporary increase in the price of platinum prior to your investment in the Shares. For example, sudden increased investor interest in platinum may cause an increase in world platinum prices, increasing the price of the Shares. If that is the case, you will be buying Shares at prices affected by the temporarily high prices of platinum, and you may incur losses when the causes for the temporary increase disappear.

A decline in the automobile industry may have the effect of causing a decline in the prices of platinum and a corresponding decline in the price of Shares.

Autocatalysts, automobile components for emissions control that use platinum, accounted for approximately 44%  of the global demand in platinum in 2022. Reduced automotive industry sales or a shift from gasoline-powered to electric vehicles may result in a decline in autocatalyst demand which may impact the price of platinum and the price of Shares.

Crises may motivate large-scale sales of platinum which could decrease the price of platinum and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of platinum in times of crisis may have a short-term negative impact on the price of platinum and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of platinum largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds as expectations of economic growth slumped. Crises in the future may impair platinum’s price performance which would, in turn, adversely affect an investment in the Shares.

The price of platinum may be affected by the sale of ETVs tracking platinum markets.

To the extent existing exchange traded vehicles (“ETVs”) tracking platinum markets represent a significant proportion of demand for physical platinum bullion, large redemptions of the securities of these ETVs could negatively affect physical platinum bullion prices and the price and NAV of the Shares.

RISKS RELATED TO THE SHARES

Since there is no limit on the amount of platinum that the Trust may acquire, the Trust, as it grows, may have an impact on the supply and demand of platinum that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global market for platinum.

The Trust Agreement places no limit on the amount of platinum the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and thereby acquire an unlimited amount of platinum. The global market for platinum is characterized by supply and demand constraints that are generally not present in the markets for other precious metals such as gold and silver. From 2018 to 2022, world platinum mine supply averaged 5.8 million ounces, while world net demand averaged 7.3 million ounces. If the amount of platinum acquired by the Trust is large enough in relation to global platinum supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply and demand of platinum unrelated to other factors affecting the global market for platinum. Such an impact could affect the price for platinum that would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust. The Trust and the Sponsor cannot provide Shareholders any assurance that increased metal holdings by the Trust in the future will have no such long-term metal price impact thereby affecting Share trading prices.

The Shares and their value could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Discrepancies, disruptions or unreliability of the LME PM Fix could impact the value of the Trust’s platinum and the market price of the Shares.

The Trustee values the Trust’s platinum pursuant to the LME PM Fix. In the event that the LME PM Fix proves to be an inaccurate benchmark, or the LME PM Fix varies materially from the prices determined by other mechanisms for valuing platinum, the value of the Trust’s platinum and the market price of the Shares could be adversely impacted. Any future developments in the LME PM Fix, to the extent it has a material impact on the LME PM Fix, could adversely impact the value of the Trust’s platinum and the market price of the Shares. It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the benchmark to produce, the LME PM Fix on any given date. Furthermore, any actual or perceived disruptions that result in the perception that the LME PM Fix is vulnerable to actual or attempted manipulation could adversely affect the behavior of market participants, which may have an effect on the price of platinum. If the LME PM Fix is unreliable for any reason, the price of platinum and the market price for the Shares may decline or be subject to greater volatility.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions the effect of which would be to keep the price of the Shares closely linked to the price of platinum by allowing the market participants to profit from divergences, may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of platinum to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying platinum may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of platinum and may fall. Additionally, redemptions could be suspended for any period during which (1) the NYSE Arca is closed (other than customary weekend or holiday closings) or trading on the NYSE Arca is suspended or restricted, or (2) an emergency exists as a result of which delivery, disposal or evaluation of the platinum is not reasonably practicable.

A possible “short squeeze” due to a sudden increase in demand of Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing platinum exposure or to speculate on the price of platinum. Speculation on the price of platinum may involve long and short exposures. To the extent aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in Shares that are not directly correlated to the price of platinum.

The liquidity of the Shares may be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the CEA.

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies. The Trust does not and will not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the CEA, as administered by the CFTC and the NFA. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Trust or the Shares. Consequently, Shareholders do not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools operated by registered commodity pool operators or advised by registered commodity trading advisors.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when platinum prices are lower than the platinum prices at the time when Shareholders purchased their Shares. In such a case, when the Trust’s platinum is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if platinum prices were higher at the time of sale.

The lack of an active trading market for the Shares may result in losses on investment at the time of disposition of the Shares.

Although Shares are listed for trading on the NYSE Arca, it cannot be assumed that an active trading market for the Shares will be maintained. If an investor needs to sell Shares at a time when no active market for Shares exists, such lack of an active market will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

Shareholders do not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors or approve amendments to the Trust Agreement, and do not receive dividends).

An investment in the Shares may be adversely affected by competition from other methods of investing in platinum.

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the platinum industry and other securities backed by or linked to platinum, direct investments in platinum and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in platinum directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The amount of platinum represented by each Share will decrease over the life of the Trust due to the recurring deliveries of platinum necessary to pay the Sponsor’s Fee in-kind and potential sales of platinum to pay in cash the Trust expenses not assumed by the Sponsor. Without increases in the price of platinum sufficient to compensate for that decrease, the price of the Shares will also decline proportionately over the life of the Trust.

The amount of platinum represented by each Share decreases each day by the Sponsor’s Fee. In addition, although the Sponsor has agreed to assume all organizational and certain administrative and marketing expenses incurred by the Trust (the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses), in exceptional cases certain Trust expenses may need to be paid by the Trust. Because the Trust does not have any income, it must either make payments in-kind by deliveries of platinum (as is the case with the Sponsor’s Fee) or it must sell platinum to obtain cash (as in the case of any exceptional expenses). The result of these sales of platinum and recurring deliveries of platinum to pay the Sponsor’s Fee in-kind is a decrease in the amount of platinum represented by each Share. New deposits of platinum, received in exchange for new Shares issued by the Trust, will not reverse this trend.

A decrease in the amount of platinum represented by each Share results in a decrease in each Share’s price even if the price of platinum does not change. To retain the Share’s original price, the price of platinum must increase. Without that increase, the lesser amount of platinum represented by the Share will have a correspondingly lower price. If this increase does not occur, or is not sufficient to counter the lesser amount of platinum represented by each Share, Shareholders will sustain losses on their investment in Shares.

An increase in Trust expenses not assumed by the Sponsor, or the existence of unexpected liabilities affecting the Trust, will require the Trustee to sell larger amounts of platinum, and will result in a more rapid decrease of the amount of platinum represented by each Share and corresponding decrease in its value.

The sale of the Trust’s platinum to pay expenses not assumed by the Sponsor, or unexpected liabilities affecting the Trust, at a time of low platinum prices could adversely affect the value of the Shares.

The Trustee sells platinum held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis irrespective of then-current platinum prices. The Trust is not actively managed and no attempt will be made to buy or sell platinum to protect against or to take advantage of fluctuations in the price of platinum. Consequently, the Trust’s platinum may be sold at a time when the platinum price is low, resulting in the sale of more platinum than would be required if the Trust sold when prices were higher. The sale of the Trust’s platinum to pay expenses not assumed by the Sponsor, or unexpected liabilities affecting the Trust, at a time of low platinum prices could adversely affect the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith, willful misconduct, willful malfeasance or reckless disregard on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the NYSE Arca and London, Zurich and COMEX.

The Shares may trade at, above or below the NAV per Share. The NAV per Share fluctuates with changes in the market value of the Trust’s assets. The trading price of the Shares fluctuates in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the major platinum markets. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for platinum will be reduced after the close of the major world platinum markets, including London, Zurich and the COMEX. As a result, during these periods, trading spreads, and the resulting premium or discount on the Shares, may widen.

Purchasing activity in the platinum market associated with Basket creations or selling activity following Basket redemptions may affect the price of platinum and Share trading prices. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the platinum required for deposit into the Trust in connection with the creation of Baskets may increase the market price of platinum, which will result in higher prices for the Shares. Increases in the market price of platinum may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of platinum that may result from increased purchasing activity of platinum connected with the issuance of Baskets. Consequently, the market price of platinum may decline immediately after Baskets are created. If the price of platinum declines, the trading price of the Shares will also decline.

Selling activity associated with sales of platinum withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of platinum, which will result in lower prices for the Shares. Decreases in the market price of platinum may also occur as a result of the selling activity of other market participants. If the price of platinum declines, the trading price of the Shares will also decline.

The Sponsor is unable to ascertain whether the platinum price movements since the commencement of the Trust’s initial public offering on January 8, 2010 were attributable to the Trust’s Basket creation and redemption process or independent metal market forces or both. Nevertheless, the Trust and the Sponsor cannot provide assurance that future Basket creations or redemptions will have no effect on the platinum metal prices and, consequently, Share trading prices.

RISKS RELATED TO THE CUSTODY OF PLATINUM

The Trust’s platinum may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s platinum could be lost, damaged or stolen. Access to the Trust’s platinum could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, any Zurich Sub-Custodian and any other sub-custodian exposes the Trust and its Shareholders to the risk of loss of the Trust’s platinum for which no person is liable.

The Trust does not insure its platinum. The Custodian maintains insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its custodial obligations and is responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the platinum held by the Custodian on behalf of the Trust. In addition, the Custodian and the Trustee do not require the Zurich Sub-Custodian or any other direct or indirect sub-custodians to be insured or bonded with respect to their custodial activities or in respect of the platinum held by them on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee and the Sponsor, under New York law, the Custodian, the Zurich Sub-Custodian and any other sub-custodian under English law and any other sub-custodian under the law governing their custody operations is limited. Consequently, a loss may be suffered with respect to the Trust’s platinum which is not covered by insurance and for which no person is liable in damages.

The Custodian’s limited liability under the Custody Agreements and English law may impair the ability of the Trust to recover losses concerning its platinum and any recovery may be limited, even in the event of fraud, to the market value of the platinum at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreements. Under the Custody Agreements between the Trustee and the Custodian which establish the Trust Unallocated Account and the Trust Allocated Account, the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited to the market value of the platinum lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian provided the Custodian notifies the Trust and the Trustee promptly after the discovery of the loss or damage. Under each Authorized Participant Unallocated Bullion Account Agreement (between the Custodian and an Authorized Participant establishing an Authorized Participant Unallocated Account), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian. For any Authorized Participant Unallocated Bullion Account Agreement between an Authorized Participant and another platinum clearing bank, the liability of the platinum clearing bank to the Authorized Participant may be greater or lesser than the Custodian’s liability to the Authorized Participant described in the preceding sentence, depending on the terms of the agreement. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Allocated Account Agreement, the Unallocated Account Agreement or the Authorized Participant Unallocated Bullion Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or a Shareholder, under English law, is limited. Furthermore, under English common law, the Custodian, the Zurich Sub-Custodian or any other sub-custodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

The obligations of the Custodian, the Zurich Sub-Custodian and any other sub-custodians are governed by English law, which may frustrate the Trust in attempting to seek legal redress against the Custodian, the Zurich Sub-Custodian or any other sub-custodian concerning its platinum.

The obligations of the Custodian under the Custody Agreements are, and the Authorized Participant Unallocated Bullion Account Agreements may be, governed by English law. The Custodian has entered into arrangements with the Zurich Sub-Custodian and may enter into arrangements with any other sub-custodians for the temporary custody of the Trust’s platinum, which arrangements may also be governed by English law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LPPM rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Zurich Sub-Custodian or any other sub-custodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Although the relationship between the Custodian and the Zurich Sub-Custodian concerning the Trust’s allocated platinum is expressly governed by English law, a court hearing any legal dispute concerning their arrangement may disregard that choice of law and apply Swiss law, in which case the ability of the Trust to seek legal redress against the Zurich Sub-Custodian may be frustrated.

The obligations of the Zurich Sub-Custodian under its arrangement with the Custodian with respect to the Trust’s allocated platinum is expressly governed by English law. Nevertheless, a court in the United States, England or Switzerland may determine that English law should not apply and, instead, apply Swiss law to that arrangement.

Not only might it be difficult or impossible for a United States or English court to apply Swiss law to the Zurich Sub-Custodian’s arrangement, but application of Swiss law may, among other things, alter the relative rights and obligations of the Custodian and the Zurich Sub-Custodian to the extent that a loss to the Trust’s platinum may not have adequate or any legal redress. Further, the ability of the Trust to seek legal redress against the Zurich Sub-Custodian may be frustrated by application of Swiss law.

The Trust may not have adequate sources of recovery if its platinum is lost, damaged, stolen or destroyed.

If the Trust’s platinum is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian, the Zurich Sub-Custodian or any other sub-custodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Shareholders and Authorized Participants lack the right under the Custody Agreements to assert claims directly against the Custodian, the Zurich Sub-Custodian and any other sub-custodian.

Neither the Shareholders nor any Authorized Participant have a right under the Custody Agreements to assert a claim of the Trust against the Custodian, the Zurich Sub-Custodian or any other sub-custodian. Claims under the Custody Agreements may only be asserted by the Trustee on behalf of the Trust.

The Custodian is reliant on the Zurich Sub-Custodian for the safekeeping of all or a substantial portion of the Trust’s platinum. Furthermore, the Custodian has limited obligations to oversee or monitor the Zurich Sub-Custodian. As a result, failure by any Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s platinum could result in a loss to the Trust.

Platinum generally trades on a loco London or loco Zurich basis whereby the physical platinum is held in vaults located in London or Zurich or is transferred into accounts established in London or Zurich. The Custodian does not have a vault in Zurich and is reliant on the Zurich Sub-Custodian for the safekeeping of all or a substantial portion of the Trust’s allocated platinum. Other than obligations to (1) use reasonable care in appointing the Zurich Sub-Custodian, (2) require any Zurich Sub-Custodian to segregate the platinum held by it for the Trust from any other platinum held by it for the Custodian and any other customers of the Custodian by making appropriate entries in its books and records and (3) ensure that the Zurich Sub-Custodian provides confirmation to the Trustee that it has undertaken to segregate the platinum held by it for the Trust, the Custodian is not liable for the acts or omissions of the Zurich Sub-Custodian. Other than as described above, the Custodian does not undertake to monitor the performance by the Zurich Sub-Custodian of its custody functions. The Trustee’s obligation to monitor the performance of the Custodian is limited to receiving and reviewing the reports of the Custodian. The Trustee does not monitor the performance of the Zurich Sub-Custodian or any other sub-custodian. In addition, the ability of the Trustee and the Sponsor to monitor the performance of the Custodian may be limited because under the Custody Agreements, the Trustee and the Sponsor have only limited rights to visit the premises of the Custodian or the Zurich Sub-Custodian for the purpose of examining the Trust’s platinum and certain related records maintained by the Custodian or the Zurich Sub-Custodian.

As a result of the above, any failure by any Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s platinum may not be detectable or controllable by the Custodian or the Trustee and could result in a loss to the Trust.

The Custodian relies on its Zurich Sub-Custodian to hold the platinum allocated to the Trust Allocated Account and used to settle redemptions. As a result, settlement of platinum in connection with redemptions loco London may require more than two business days.

The Custodian is reliant on its Zurich Sub-Custodian to hold the platinum allocated to the Trust Allocated Account in order to effect redemption of Shares. As a result, in the case for redemption orders electing platinum deliveries to be received loco London, it may take longer than two business days for platinum to be credited to the Authorized Participant Unallocated Account, which may result in a delay of settlement of the redemption order that is settled loco London.

Because the Trustee does not, and the Custodian has limited obligations to, oversee or monitor the activities of sub-custodians who may hold the Trust’s platinum, failure by the sub-custodians to exercise due care in the safekeeping of the Trust’s platinum could result in a loss to the Trust.

Under the Allocated Account Agreement, the Custodian may appoint from time to time one or more sub-custodians to hold the Trust’s platinum on a temporary basis pending delivery to the Custodian. The sub-custodian which the Custodian currently uses for platinum as of the date of this Prospectus is UBS Zurich, but the Custodian may use other LPPM clearing members that provide bullion vaulting and clearing services to third parties. The Custodian selects the Zurich Sub-Custodian, and the Zurich Sub-Custodian maintains custody of all of the Trust’s allocated platinum to be held in Zurich for the Custodian. The Custodian is required under the Allocated Account Agreement to use reasonable care in appointing the Zurich Sub-Custodian and any other sub-custodians, making the Custodian liable only for negligence or bad faith in the selection of such sub-custodians, and has an obligation to use commercially reasonable efforts to obtain delivery of the Trust’s platinum from any sub-custodians appointed by the Custodian. Otherwise, the Custodian is not liable for the acts or omissions of its sub-custodians. These sub-custodians may in turn appoint further sub-custodians, but the Custodian is not responsible for the appointment of these further sub-custodians. The Custodian does not undertake to monitor the performance by sub-custodians of their custody functions or their selection of further sub-custodians. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements and does not undertake to monitor the performance of any sub-custodian. Furthermore, except for the Zurich Sub-Custodian, the Trustee may have no right to visit the premises of any sub-custodian for the purposes of examining the Trust’s platinum or any records maintained by the sub-custodian, and no sub-custodian will be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such sub-custodian. In addition, the ability of the Trustee to monitor the performance of the Custodian and the Zurich Sub-Custodian may be limited because under the Allocated Account Agreement and the Unallocated Account Agreement the Trustee has only limited rights to visit the premises of the Custodian and the Zurich Sub-Custodian for the purpose of examining the Trust’s platinum and certain related records maintained by the Custodian and the Zurich Sub-Custodian. See “Custody of the Trust’s Platinum” for more information about sub-custodians that may hold the Trust’s platinum.

The obligations of any sub-custodian of the Trust’s platinum are not determined by contractual arrangements but by LPPM rules and London platinum market customs and practices, which may prevent the Trust’s recovery of damages for losses on its platinum custodied with sub-custodians.

Except for the Custodian’s arrangement with the Zurich Sub-Custodian, there are expected to be no written contractual arrangements between sub-custodians that hold the Trust’s platinum and the Trustee or the Custodian because traditionally such arrangements are based on the LPPM’s rules and on the customs and practices of the London platinum markets. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LPPM’s rules may be subject to change outside the control of the Trust. Under English law, neither the Trustee nor the Custodian would have a supportable breach of contract claim against a sub-custodian for losses relating to the safekeeping of platinum. If the Trust’s platinum is lost or damaged while in the custody of a sub-custodian, the Trust may not be able to recover damages from the Custodian or the sub-custodian. Whether a sub-custodian will be liable for the failure of sub-custodians appointed by it to exercise due care in the safekeeping of the Trust’s platinum will depend on the facts and circumstances of the particular situation. Shareholders cannot be assured that the Trustee will be able to recover damages from sub-custodians whether appointed by the Custodian or by another sub-custodian for any losses relating to the safekeeping of platinum by such sub-custodians.

Platinum bullion allocated to the Trust in connection with the creation of a Basket may not meet the London/Zurich Good Delivery Standards and, if a Basket is issued against such platinum, the Trust may suffer a loss.

Neither the Trustee nor the Custodian independently confirms the fineness of the physical platinum allocated to the Trust in connection with the creation of a Basket. The platinum bullion allocated to the Trust by the Custodian may be different from the reported fineness or weight required by the LPPM’s standards for platinum plates or ingots delivered in settlement of a platinum trade (London/Zurich Good Delivery Standards), the standards required by the Trust. The Custodian is responsible to replace any platinum bullion that is different from the London/Zurich Good Delivery Standards. If the Trustee nevertheless issues a Basket against such platinum, and if the Custodian fails to satisfy its obligation to credit the Trust the amount of any deficiency, the Trust may suffer a loss.

Platinum held in the Trust’s unallocated platinum account and any Authorized Participant’s unallocated platinum account is not segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the bullion held in the Trust’s allocated platinum account.

Platinum which is part of a deposit for a purchase order or part of a redemption distribution is held for a time in the Trust Unallocated Account and, previously or subsequently in, the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, have no proprietary rights to any specific plates or ingots of platinum held by the Custodian and are each an unsecured creditor of the Custodian with respect to the amount of platinum held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust’s platinum in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Account Agreement, or if a sub-custodian fails to so segregate platinum held by it on behalf of the Trust, unallocated platinum will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of platinum held in their respective unallocated platinum accounts.

In the case of the insolvency of the Custodian, a liquidator may seek to freeze access to the platinum held in all of the accounts held by the Custodian, including the Trust Allocated Account. Although the Trust would be able to claim ownership of properly allocated platinum, the Trust could incur expenses in connection with asserting such claims, and the assertion of such a claim by the liquidator could delay creations and redemptions of Baskets.

In issuing Baskets, the Trustee relies on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of platinum which is more or less than the amount of platinum which is required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee relies on information reporting the amount of platinum credited to the Trust’s accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of platinum actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

GENERAL RISKS

The Trust relies on the information and technology systems of the Trustee, the Custodian, the Marketing Agent and the Sponsor, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions which could have a material adverse effect on the Trust’s record keeping and operations.

The Custodian, the Trustee, the Marketing Agent and the Sponsor depend upon information technology infrastructure, including network, hardware and software systems to conduct their business as it relates to the Trust. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in a loss of information and adversely impact their ability to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, their security measures may not be adequate to protect against all cybersecurity threats.

War, a major terrorist attack and other geopolitical events, including but not limited to the war between Russia and Ukraine, outbreaks or public health emergencies (as declared by the World Health Organization), the continuation or expansion of war or other hostilities, or a prolonged government shutdown may cause volatility in the price of platinum due to the importance of a country or region to the platinum markets, market access restrictions imposed on some local platinum producers and refiners, potential impacts to global transportation and shipping and other supply chain disruptions. These events are unpredictable and may lead to extended periods of price volatility.

The operations of the Trust, the exchanges, brokers and counterparties with which the Trust does business, and the markets in which the Trust does business, could be severely disrupted in the event of war, a major terrorist attack and other geopolitical events, including but not limited to, the war between Russia and Ukraine, outbreaks or public health emergencies (as declared by the World Health Organization), the continuation or expansion of war or other hostilities, or a prolonged government shutdown. Such events may cause volatility in the price of platinum due to the importance of a country or region to the platinum markets, market access restrictions imposed on some local platinum producers and refiners, or potential impacts to global transportation, shipping, and other supply chain disruptions.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the West. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of platinum and the share price of the Trust. The conflict in Ukraine, along with global political fallout and implications including sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict beyond Ukraine’s borders, could disturb the platinum markets. Russia is one of the world’s largest producers of several precious metals, including platinum. On April 8, 2022, the LPPM suspended its accreditation of two Russian refiners of platinum and palladium. The LPPM stated that existing bars produced by the refiners before their suspension will still be accepted as good delivery. See “Risk Factors— The price of physical platinum has fluctuated widely over the past several years” above for a discussion of how the Russian platinum refiners' accreditation has impacted the platinum market and how Russia's production levels have impacted platinum prices subsequent to the suspension.

War and other geopolitical events in eastern Europe, including but not limited to Russia and Ukraine, may cause volatility in commodity prices including precious metals prices. These events are unpredictable and may lead to extended periods of price volatility.

The Trust may be negatively impacted by the effects of the spread of illnesses or other public health emergencies on the global economy and the markets and service providers relevant to the performance of the Trust.

The COVID-19 pandemic has adversely affected the economies of many nations and the entire global economy as well as individual issuers, assets and capital markets and could continue to, and other future public health emergencies could, have serious negative effects on social, economic and financial systems, including significant uncertainty and volatility in the financial markets. For instance, the suspension of operations of mines, refineries and vaults that extract, produce or store platinum, restrictions on travel that delay or prevent the transportation of platinum, and an increase in demand for platinum may disrupt supply chains for platinum, which could cause secondary market spreads to widen and compromise our ability to settle transactions on time. Any inability of the Trust to issue or redeem Shares or the Custodian or any sub-custodian to receive or deliver platinum as a result of the outbreak will negatively affect the Trust’s operations. Future infectious illness outbreaks or other public health emergencies could have similar or other unforeseen impacts and may exacerbate pre-existing political, social and economic risks in certain countries or globally, which could adversely affect the value of the Shares.

A significant resurgence of the COVID-19 pandemic or other future public health emergencies could result in an increase of the costs of the Trust and affect liquidity in the market for platinum, as well as the correlation between the price of the Shares and the net asset value of the Trust, any of which could adversely affect the value of your Shares. In addition, the COVID-19 pandemic or other future public health emergencies could impair the information technology and other operational systems upon which the Trust's service providers, including the Sponsor, the Trustee and the Custodian, rely, and could otherwise disrupt the ability of employees of the Trust’s service providers to perform essential tasks on behalf of the Trust. Governmental and quasi-governmental authorities and regulators throughout the world have at times responded to major economic disruptions with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies and other issuers, new monetary tools and lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for platinum, which could adversely affect the price of the Shares.

Further, the COVID-19 pandemic or other future public health emergencies could interfere with or prevent the operation of the electronic pricing system administered by the LME to determine the LME PM Fix, which the Trustee uses to value the platinum held by the Trust and calculate the net asset value of the Trust. The COVID-19 pandemic or other future public health emergencies could also cause the closure of futures exchanges, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of Shares and resulting in a sustained premium or discount in the Shares. Each of these outcomes would negatively impact the Trust.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust.

Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. As an example, the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, including the Shares (which are described on the front page of this prospectus) consist of platinum deposits and, possibly from time to time, cash. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

OVERVIEW OF THE PLATINUM INDUSTRY

Introduction

This section provides a brief introduction to the platinum industry by looking at some of the key participants and detailing the primary sources of demand and supply.

Platinum Group Metals

Platinum and palladium are the two best known metals of the six platinum group metals (“PGMs”). Platinum and palladium have the greatest economic importance and are found in the largest quantities. The other four—iridium, rhodium, ruthenium and osmium—are produced only as co-products of platinum and palladium. PGMs are known for their purity, high melting points and unique catalytic properties. In addition to their oxidation and reduction properties, they are also extremely resistant to corrosion. PGMs are utilized in a number of industrial processes, technologies and commercial applications. Their unique chemical and physical properties make PGMs an excellent raw material, catalyst and ingredient for manufacturing processes. Consumer and industrial products made with platinum and other PGMs include flat panel monitors, glass fiber, medical tools, computer hard drives, nylon and razors, among others. PGMs play a critical role in autocatalysis and pollution control in the automotive sector.

PGM mining is heavily concentrated in southern Africa (South Africa and Zimbabwe), with smaller percentages coming from the United States, Russia and other locations. South Africa is the world’s leading platinum producer and one of the largest palladium producers. Russia is the second largest producer of platinum. All of South Africa’s production is sourced from the Bushveld Igneous Complex, which hosts the world’s largest resource of PGMs. Together, South Africa and Russia accounted for 83%  of platinum mine supply in 2022.

World Platinum Supply and Demand 2013-2022

The following table sets forth a summary of the world platinum supply and demand over the last 10 years (from 2013 to 2022) and is based on information reported by Johnson Matthey PGM Market Reports – (2013-2022). As of the date of this Prospectus, final figures (i.e., non-forecasted) for 2023 are not yet available.

(thousands of ounces)	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Primary supply[1]
South Africa	4,208	3,546	4,572	4,392	4,450	4,467	4,344	3,243	4,609	3,965
Russia	736	700	670	714	720	687	721	699	638	600
North America	322	346	354	370	368	370	367	334	279	266
Zimbabwe	410	401	400	489	466	474	451	482	465	488
Others	174	167	158	162	157	152	154	205	222	211
Total primary supply	5,850	5,160	6,154	6,127	6,161	6,150	6,037	4,963	6,213	5,530

Secondary supply[2]
Automotive[3]	1,186	1,235	1,147	1,132	1,249	1,332	1,389	1,154	1,234	1,153
Electronics/other	24	28	30	32	35	38	40	38	44	51
Jewelry	790	762	574	738	746	699	663	506	367	264
Total secondary supply	2,000	2,025	1,751	1,902	2,030	2,069	2,092	1,698	1,645	1,468

Total combined supply	7,850	7,185	7,905	8,029	8,191	8,219	8,129	6,661	7,858	6,998

Demand by application[4]
Auto[5]	2,827	2,888	3,134	3,165	3,061	2,815	2,589	2,024	2,405	2,762
Chemical	522	576	502	477	453	654	665	615	677	699
Dental & Biomedical	217	214	227	227	238	241	254	218	224	253
Electrical & Electronics	219	224	227	227	224	228	215	226	259	235
Glass	102	143	227	247	314	501	468	507	908	594
Investment	871	277	451	620	361	67	1,131	1,022	-28	-565
Jewelry[6]	2,984	2,839	2,746	2,413	2,385	2,258	2,073	1,657	1,468	1,344
Petroleum	146	172	140	186	228	380	262	287	216	230
Pollution Control	143	168	172	189	184	193	190	175	205	223
Other	388	438	464	498	530	531	542	417	444	483
Demand	8,419	7,939	8,290	8,249	7,978	7,868	8,389	7,148	6,778	6,258
Total Demand	8,419	7,939	8,290	8,249	7,978	7,868	8,389	7,148	6,778	6,258

Movements in stocks[7]	-569	-754	-385	-220	213	351	-260	-487	1,080	740

Source: Johnson Matthey PGM Market Reports (2013-2022)

1 Primary supply: Supply figures represent sales of primary PGM by producers and are allocated to the region where mining took place, rather than the region of subsequent processing.

2 Secondary supply: Secondary supply is the quantity of metal recovered from open-loop recycling (i.e. where the original purchaser does not retain ownership of the PGM). Outside the automotive, jewelry and electronics markets, open-loop recycling is negligible.

3 Automotive recycling represents the weight of metal recovered from end-of-life vehicles and aftermarket scrap. It does not include warranty or production scrap.

4 Demand: Demand figures for any given application represent the sum of industry demand for new metal in that application, net of any closed-loop recycling (i.e. where industry participants retain ownership of the metal: an example would be recycling of spent chemical catalysts where the metal is retained to be used on fresh catalyst that replaces the spent charge).

5 Automotive demand is allocated to the region where the vehicle is manufactured and is accounted for at the time of vehicle production. It includes emissions catalysts on vehicles, motorcycles and three-wheelers, as well as fuel cell vehicles. Non-road mobile machinery is counted as industrial demand, in the pollution control category.

6 Jewelry demand is allocated to the region where the finished jewelry is manufactured, not sold.

7 Movements in stocks: This figure gives the overall market balance in any one year and reflects the extent of stocks that must be mobilised to balance the market in that year. It is thus a proxy for changes in stocks held by fabricators, dealers, banks and depositories, but excludes stocks held by primary and secondary refiners and final consumers. A positive figure (market surplus) thus reflects an increase in global market stocks. A negative value (market deficit) indicates a decrease in global market stocks.

The following are some of the main characteristics of the platinum market illustrated by the table:

The main supplier of platinum is South Africa, providing approximately 72% of total mine supply over the past 10 years (2013-2022). Russia is the second largest supplier of platinum. Its share of world production has averaged around 12% of total mine supply over the past ten years ended 2022. Scrap supply, from recycling of autocatalysts and other sources, has accounted for an average of roughly 24% of total supply over the last 10 years.

Over the ten years ended December 2022, jewelry demand for platinum peaked at approximately 35% of total demand in 2014. Jewelry demand has since declined to 21% total demand in 2022, following a consistent downward trend. Automotive demand for platinum, which accounted for around 34% of total demand at the end of 2013, has increased to roughly 44% of total demand as of the end of 2022. Following two consecutive years of growth, investment demand fell from a high of 14% in 2020 into negative territory in 2022 at (9%). Pollution control demand, which captures the production demand of non-road vehicles such as agricultural equipment and industrial machinery as well as small engines and stationary source emissions controls in factories that use technology that is similar to autocatalysts, increased to 4% of total demand in 2022.

World Platinum Supply and Demand in 2023

While final (i.e., non-forecasted) supply and demand figures for 2023 are not available as of the date of this Prospectus, the following is a general discussion of supply and demand in 2023:

In 2023, platinum production in South Africa has continued to impact global supply, as the country continues to experience power supply disruptions along with rising electricity prices. Labor strikes, political instability, inflation and volatile prices, have compressed profit margins and subsequently led to a decrease in expected supply from the world’s leading producer. While industry analysis groups see potential for a nearly 1-million-ounce deficit in platinum in 2023, the price performance has not reflected this sentiment over the course of the year as the market remains well supplied pulling from existing above ground stockpiles. Despite a positive outlook at the beginning of the year, fueled by China’s rollback of COVID-19-related restrictions, that drove the price as high as $1,128 per ounce on April 21, 2023, the Chinese economic rebound disappointed investors and the price of platinum fell below 2022’s closing price. Some of the same challenges that have continued to impacted supply from South Africa are expected to persist and the potential for Russian sanctions on platinum still exists. Thus, while the global macroeconomic outlook remains unclear, the supply side issues and discounted price relative to palladium may benefit platinum moving forward. There are two demand trends which are still in the early development stage that could potentially benefit platinum demand. One is consumer preference for hybrid (gasoline and electric assist) vehicles where platinum is a preferred autocatalyst metal to palladium due to the unique stop/start use case of hybrids. A second is the use of platinum in fuel cells of hydrogen powered vehicles.

Historical Chart of the Price of Platinum

The price of platinum is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of platinum in the past are not a reliable indicator of future movements. The following chart illustrates the movements in the price of an ounce of platinum in U.S. Dollars from December 31, 2012 to December 31, 2023, and is based on information provided by Bloomberg:

Source: Bloomberg, abrdn. Chart data from 12/31/2012 to 12/31/2023.

The following is a discussion of the movements in the price of platinum illustrated by the table:

In 2012, platinum prices rose on the back of supply disruptions in South Africa, which has accounted for approximately 72% of total mine supply over the past 10 years (2013-2022). A strike at one of South Africa’s biggest platinum mines caused the price of platinum to rise from $1,387 to $1,709 per ounce in August 2012. At the beginning of 2013, Anglo American Platinum, the world’s biggest producer of the metal, announced its intention to close four mine shafts and its consideration of selling another mine complex as part of a radical overhaul of its South African operations. This statement prompted a strong reaction on platinum prices, which rose from $1,656 to $1,736 per ounce in the days following the announcement, on fears of a further tightening in platinum supply. However, platinum’s correlation to gold weighed on platinum prices in 2013 overall. Prolonged strikes at South African mines in 2014 led to the deepest supply deficit in platinum since 1975 (the earliest date we have supply and demand data). However, that failed to arrest the price slide which saw prices fall 11% in 2014, highlighting the extent of negative sentiment towards industrially-exposed precious metals. Despite autocatalyst demand for platinum increasing in 2015, tightening nitrogen oxide emission standards have led to pessimism about the future demand for platinum-heavy diesel autocatalysts relative to palladium-heavy gasoline autocatalysts. Further pessimistic outlook for South Africa’s economy and its currency the South African Rand weighed on platinum prices throughout 2017, and platinum continued to fall in 2018 driven by lackluster investor sentiment, a stronger US dollar, weaker diesel demand and rising mine supply. Platinum prices bounced back, rising 19.9% to $952 per ounce at the end of 2019. After seeing the price fall as low as $593 per ounce on March 19, 2020, platinum rebounded from pandemic lows and finished 2020 at $1,068 per ounce. At the time, the steep climb in palladium price had led some investors to conclude that platinum appeared under-valued, in view of its potential to substitute for palladium in automotive applications in the future. Additionally, the outlook for mining in South Africa was increasingly uncertain, with producers facing steep increases in electricity prices, periodic disruption to power supplies and a risk of industrial action during anticipated wage negotiations. In 2021, platinum took a back seat to risky assets, similarly to other precious metals, as it returned -10% (as of December 31, 2021). Follow through from auto production disruptions during the pandemic were a major contributor to the price performance in 2021. The price of platinum reached as high as $1,151 per ounce on March 8, 2022, as Russia’s invasion of Ukraine and the threat of sanctions on Russian exports, including platinum, pushed prices higher. However, while other precious metals (gold, silver, palladium) saw prices fluctuate throughout the year, platinum’s volatility was much more pronounced within the first quarter of 2022, as the price fell roughly 15% by March 31, 2022, to close the first quarter at $983 per ounce. Aggressive interest rate hikes by the U.S. Federal Reserve, a strong U.S. Dollar and risks of diminishing global economic growth exerted additional pressure on prices, as the price of platinum fell as low as $831 per ounce on July 14, 2022. Through the end of 2022, increasing autocatalyst demand and a growing substitution of platinum for palladium contributed to ongoing physical market tightness, despite a global surplus, which saw the price of platinum increase roughly 24% from July 14, 2022 through December 31, 2022 to $1,031 per ounce.

In 2023, a decrease in platinum production in South Africa, the world's leading producer, has continued to impact global supply (see “World Platinum Supply and Demand in 2023” above for additional discussion). While industry analysis groups see potential for a nearly 1-million-ounce deficit in platinum in 2023, the price performance has not reflected this sentiment over the course of the year as the market remains well supplied pulling from existing above ground stockpiles. Despite a positive outlook at the beginning of the year, fueled by China’s rollback of Covid-related restrictions, that drove the price as high as $1,128 per ounce on April 21, 2023, the Chinese economic rebound disappointed investors and led the price of platinum to fall as low as $850 per ounce on November 13, 2023. While an end-of-year rally saw the price of platinum increase roughly 18% off the yearly low to $1,000 per ounce, platinum ended the year approximately 3% below its 2022 closing price.

OPERATION OF THE PLATINUM MARKET

The global trade in platinum consists of Over-the-Counter (“OTC”) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-The-Counter Market

The OTC market trades on a 24-hour per day continuous basis and accounts for most global platinum trading. Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the market making members of the LPPM, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the LPPM. Five member participants of the LPPM are currently participating in the LME PM Fix. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open outcry meeting place.

The main centers of the OTC market are London, New York, Hong Kong and Zurich for platinum. Mining companies, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small plates or ingots of platinum (1 kilogram or less) and will hedge their exposure by selling into one of these main OTC centers. Precious metals dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA and/or the LPPM. In the OTC market for platinum, the standard size of trades between market makers is 1,000 ounces.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the differential between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the platinum market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York, Zurich and other centers coincides with futures and options trading on the COMEX. This period lasts for approximately four hours each New York business day morning.

The Platinum Market

The Zurich and London Platinum Bullion Markets

Although the market for physical platinum is distributed globally, most platinum is stored and most OTC market trades are cleared through Zurich. As of September 1, 2009, London also serves as a center for the clearing of OTC trades in platinum. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited refiners of platinum. The LPPM also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

Platinum is traded generally on a “loco Zurich” basis, meaning the precious metal is physically held in vaults in Zurich or is transferred into accounts established in Zurich. As of September 1, 2009, platinum began trading on a “loco London” basis as well, meaning the precious metal is physically held in vaults in London or is transferred into accounts established in London. The basis for settlement and delivery of a loco Zurich spot trade is payment (generally in U.S. Dollars) two business days after the trade date against delivery. Delivery of the platinum can either be by physical delivery or through the clearing systems to an unallocated account.

The unit of trade in London and Zurich is the troy ounce, whose conversion between grams is: 1,000 grams is equivalent to 32.1507465 troy ounces, and one troy ounce equals 31.1034768 grams. A good delivery platinum plate or ingot on the LPPM approved list is acceptable for delivery in settlement of a transaction on the OTC market (a “Good Delivery Platinum Plate or Ingot”). A Good Delivery Platinum Plate or Ingot must contain between 32 and 192 troy ounces of platinum with a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95%), be of good appearance, and be easy to handle and stack. The platinum content of a platinum Good Delivery Platinum Plate or Ingot is calculated by multiplying the gross weight by the fineness of the plate or ingot. A Good Delivery Platinum Plate or Ingot must also bear the stamp of one of the refiners who are on the LPPM approved list. Unless otherwise specified, the platinum spot price always refers to the “Good Delivery Standards” set by the LPPM. Business is generally conducted over the phone and through electronic dealing systems.

Since December 1, 2014, the LME has been administering the operation of an electronic platinum bullion price fixing system (“LMEbullion”) that replicates electronically the manual London platinum fix processes previously employed by the LPPFCL, as well as providing electronic market clearing processes for platinum bullion transactions at the fixed prices established by the LME pricing mechanism. The LME’s electronic price fixing processes, like the previous London platinum fix processes, establishes and publishes fixed prices for troy ounces of platinum twice each London trading day during fixing sessions beginning at 9:45 a.m. London time (the “LME AM Fix”) and 2:00 p.m. London time (the “LME PM Fix”). In addition to utilizing the same London platinum fix standards and methods, the LME also supervises the platinum electronic price fixing processes through its market operations, compliance, internal audit and third-party complaint handling capabilities in order to support the integrity of the LME PM Fix. The LME, in administering LMEbullion, uses a pricing methodology that meets the administrative and regulatory needs of platinum market participants, including the International Organization of Securities Commission’s (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”).

Daily during London trading hours the LME AM Fix and the LME PM Fix each provide reference platinum prices for that day’s trading. Many long-term contracts will be priced on the basis of either the LME AM Fix or the LME PM Fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The Trust values its platinum on the basis of the LME PM Fix.

Formal participation in the LME PM Fix is limited to participating LPPM members. Five LPPM members are currently participating in establishing the LME PM Fix (Goldman Sachs International, HSBC Bank USA NA, ICBC Standard Bank plc, Johnson Matthey plc and BASF Metals Ltd. ). Any other market participant wishing to participate in the trading on the LME PM Fix is required to do so through one of the participating LPPM members.

Orders are placed either with one of the participating LPPM member participants or with another precious metals dealer who will then be in contact with a participating LPPM member during the fixing. The fix begins with the chair reflecting the market price and other data, prevailing at the opening of the fix. This is relayed by the LPPM member participants to their dealing rooms which have direct communication with all interested parties. Any member participant may enter the fixing process at any time, or adjust or withdraw his order. The platinum price is adjusted up or down until all the buy and sell orders are electronically matched, at which time the price is declared fixed. All orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media.

The LBMA and the LME have asserted that the LME’s electronic price fixing processes are similar to the non-electronic processes previously used to establish the applicable London platinum fix where the London platinum fix process adjusted the platinum price up or down until all the buy and sell orders entered by the participating LPPM members are matched, at which time the price was declared fixed. Nevertheless, the LME PM Fix has several advantages over the previous London platinum fix. The LME’s electronic price fixing processes are intended to be transparent. The LME asserts that its electronic price fixing processes are fully auditable by third parties since an audit trail exists from the beginning of each fixing session. The LME also asserts that the market operation, compliance, internal audit and third-party complaint handling capabilities of the LME supports the integrity of the LME PM Fix.

Since December 1, 2014, the Sponsor determined that the London platinum fix, which has been revised based on the new LME method and is now known as the LBMA Platinum Price (PM), which we refer to herein as the LME PM Fix, is an appropriate basis for valuing platinum bullion received upon purchase of the Trust’s Shares, delivered upon redemption of the Trust’s Shares and for determining the value of the Trust’s platinum bullion each trading day. The Sponsor also has determined that the LME PM Fix will fairly represent the commercial value of platinum bullion held by the Trust and, the “Benchmark Price” (as defined in the Trust Agreement) of the Trust’s platinum bullion as of any day is the LME PM Fix for such day.

As of December 1, 2014, the LPPFCL transferred ownership of the historic and future intellectual property of the twice daily “fix” for platinum and palladium bullion to a subsidiary company of the LBMA.

Futures Exchanges

The most significant platinum futures exchanges are the COMEX and the Tokyo Commodity Exchange, Inc. (“TOCOM”). The COMEX is the largest exchange in the world for trading precious metals futures and options and launched platinum futures in 1956, followed with options in 1990. The TOCOM has been trading platinum since 1984. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the platinum represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX trades platinum futures almost continuously (with one short break in the evening) through its CME Globex electronic trading system and clears through its central clearing system. On June 6, 2003, the TOCOM adopted a similar clearing system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

Market Regulation

The global platinum markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LPPM, falls under the authority of the FCA as provided by the Financial Services and Markets Act 2000 (“FSM Act”). Under this act, all U.K.-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FCA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of platinum not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

The TOCOM has authority to perform financial and operational surveillance on its members’ trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets’ prices. To act as a Futures Commission Merchant Broker on the TOCOM, a broker must obtain a license from Japan’s Ministry of Economy, Trade and Industry, the regulatory authority that oversees the operations of the TOCOM.

The CFTC regulates trading in commodity contracts, such as futures, options and swaps. In addition, under the CEA, the CFTC has jurisdiction to prosecute manipulation and fraud in any commodity (including precious metals) traded in interstate commerce as spot as well as deliverable forwards. The CFTC is the exclusive regulator of U.S. commodity exchanges and clearing houses.

Not A Regulated Commodity Pool

The Trust does not trade in platinum futures or options contracts on the COMEX or on any other futures exchange and does not enter into swaps or options on platinum and does not trade other commodity contracts that would qualify as “commodity interests”. The Trust takes delivery of physical platinum that complies with the LPPM platinum delivery rules. Because the Trust does not trade in platinum futures contracts on any futures exchange, the Trust is not regulated by the CFTC under the CEA as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in platinum futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the platinum deposited with the Custodian as consideration, (2) delivering platinum as necessary to cover the Sponsor’s Fee and selling platinum as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering platinum in exchange for Baskets surrendered for redemption. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of platinum.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to an investment in platinum. An investment in physical platinum requires expensive and sometimes complicated arrangements in connection with the assay, transportation, warehousing and insurance of the metal. Although the Shares are not the exact equivalent of an investment in platinum, they provide investors with an alternative that allows a level of participation in the platinum market through the securities market.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in the platinum market through an investment in securities. The logistics of storing and insuring platinum are dealt with by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk, of gaining investment benefits similar to those of holding physical platinum bullion. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors can access the platinum market through a traditional brokerage account. The Sponsor believes that investors are able to more effectively implement strategic and tactical asset allocation strategies that use platinum by using the Shares instead of using the traditional means of purchasing, trading and holding platinum, and for many investors, transaction costs related to the Shares are lower than those associated with the purchase, storage and insurance of physical platinum.

●	Exchange Traded and Transparent. The Shares trade on the NYSE Arca, providing investors with an efficient means to implement various investment strategies. The Shares are eligible for margin accounts and are backed by the assets of the Trust and the Trust does not hold or employ any derivative securities. Furthermore, the value of the Trust’s holdings are reported on the Trust’s website daily.

●	Minimal Credit Risk. The Shares represent an interest in physical platinum owned by the Trust (other than an amount held in unallocated form which is not sufficient to make up a whole plate or ingot, or which is held temporarily in unallocated form to effect a creation or redemption of Shares). Physical platinum of the Trust in the Custodian’s possession is not subject to borrowing arrangements with third parties. Other than the platinum temporarily being held in an unallocated platinum account with the Custodian, the physical platinum of the Trust is not subject to counterparty or credit risks. See “Risk Factors—Platinum held in the Trust’s unallocated platinum account and any Authorized Participant’s unallocated platinum account is not segregated from the Custodian’s assets....” This contrasts with most other financial products that gain exposure to platinum through the use of derivatives that are subject to counterparty and credit risks.

The Trust differentiates itself from competing Platinum ETPs in the following ways:

●	Location of Platinum Vault. The Trust’s Custodian holds platinum bullion in a secure vault in London or with a sub-custodian in Zurich. This custodial arrangement differentiates the Trust from other precious metals ETPs, which may custody bullion in locations such as the United States, Canada, the United Kingdom or Switzerland or which may use financial instruments to seek their investment objectives. The geographic and political considerations of owning platinum in London or Zurich may appeal to certain investors.

●	Experienced Management Team. The Sponsor has operated the Trust since its inception on December 30, 2009. The management team of the Sponsor has established a long track record of operating precious metals ETPs backed by physical gold, silver, platinum and palladium. Prior to April 27, 2018, the Sponsor was wholly-owned by ETF Securities Limited, a Jersey, Channel Islands based company. Effective April 27, 2018, ETF Securities Limited sold its membership interest in the Sponsor to abrdn Inc. See “Prospectus Summary—Trust Structure” for more information regarding abrdn Inc.’s acquisition of the Trust’s Sponsor.

●	Platinum Plate and Ingot List. In the interests of transparency, the Custodian maintains a list of the uniquely identifiable platinum ingots and plates held by the Trust. This list is updated daily and published at www.abrdn.com/usa/etf. Although some precious metals ETPs that custody physical bullion, such as the Trust, may utilize similar disclosure, United States and non-United States precious metals ETPs that do not hold platinum in allocated form do not maintain inventory reports of platinum holdings.

●	Vault Inspection. The Sponsor has contracted with a specialist bullion assaying firm to normally provide biannual inspections of the platinum plates and ingots held on behalf of the Trust. Under normal circumstances, one inspection will be conducted at the end of each calendar year and the other at random, with the consent of the Custodian, on a date selected by the assaying firm. The inspections may be conducted in person or by performing other appropriate procedures. Other Platinum ETPs may not allow third party inspections of bullion bar, plate or ingot holdings.

●	Custodian. The Custodian of the Trust’s platinum is JPMorgan Chase Bank, N.A. The Custodian may be different for other Platinum ETPs.

●	Allocated Platinum. The Trust holds physical platinum in allocated form with the Custodian in the Custodian’s London vaulting premises or the Zurich Sub-Custodian’s Zurich vaulting premises. The physical allocated platinum of the Trust is not subject to counterparty or credit risks. A small portion of the Trust’s physical platinum bullion, which amount is not expected to exceed 192 ounces of platinum on any given day, is held in unallocated form. This may differ from other Platinum ETPs that provide platinum exposure through other means, such as the use of financial instruments.

●	Structure. The Shares intend to track the performance of the price of platinum bullion, less the Trust’s expenses. The Trust seeks to achieve this objective by holding physical platinum bullion. This structure may be different from other precious metals ETPs that seek to track the performance of the price of physical platinum through the use of commodity futures contracts or through derivatives.

●	Sponsor’s Fee. The Sponsor’s Fee associated with the Trust is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses, the Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca, COMEX, and the London and Zurich platinum bullion markets. While the Shares trade on the NYSE Arca until 4:00 p.m. New York time, liquidity in the global platinum markets is reduced after the close of the COMEX at 1:30 p.m. New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the organizational expenses of the Trust and the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses.

The Sponsor’s Fee accrues daily at an annualized rate equal to 0.60% of the ANAV of the Trust and is payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum shareholding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case-by-case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor. Any Sponsor’s Fee rebate shall be paid from the funds of the Sponsor and not from the assets of the Trust.

The Sponsor’s Fee is paid by delivery of platinum to an account maintained by the Custodian for the Sponsor on an unallocated basis, monthly on the first business day of the month in respect of fees payable for the prior month. The delivery is of that number of ounces of platinum which equals the daily accrual of the Sponsor’s Fee for such prior month calculated at the LME PM Fix.

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell platinum in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell platinum at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than platinum. Accordingly, the amount of platinum to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of platinum. The Custodian is authorized to purchase from the Trust, at the request of the Trustee, platinum needed to cover Trust expenses not assumed by the Sponsor at the price used by the Trustee to determine the value of the platinum held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of platinum by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust delivers platinum to the Sponsor to pay the Sponsor’s Fee and sells platinum to raise the funds needed for the payment of all Trust expenses not assumed by the Sponsor. The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of platinum. Platinum not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, is held in physical form by the Custodian (except for residual amounts not exceeding 192 ounces of platinum, the maximum weight to make one Good Delivery Platinum Plate or Ingot, which will be held in unallocated form by the Custodian on behalf of the Trust). As a result of the recurring deliveries of platinum necessary to pay the Sponsor’s Fee in-kind and potential sales of platinum to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of physical platinum represented by each Share will decrease proportionately over the life of the Trust. New deposits of platinum, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of platinum discussed above on the fractional amount of platinum represented by each outstanding Share for three years. It assumes that the only dispositions of platinum will be those deliveries needed to pay the Sponsor’s Fee and that the price of platinum and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the proportional decrease in the fractional amount of platinum represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year

	1	2	3

Hypothetical platinum price per ounce	$1,000.00	$1,000.00	$1,000.00

Sponsor’s Fee	0.60%	0.60%	0.60%

Shares of Trust, beginning	100,000.00	100,000.00	100,000.00

Ounces of platinum in Trust, beginning	10,000.00	9,940.00	9,880.36

Beginning adjusted net asset value of the Trust	$10,000,000.00	$9,940,000.00	$9,880,360.00

Ounces of platinum to be delivered to cover Sponsor’s Fee	60.00	59.64	59.28

Ounces of platinum in Trust, ending	9,940.00	9,880.36	9,821.08

Ending adjusted net asset value of the Trust	$9,940,000.00	$9,880,360.00	$9,821,078.00

Ending NAV per share	$99.40	$98.80	$98.21

DESCRIPTION OF THE TRUST

The Trust is a common law trust, formed on December 30, 2009 under New York law pursuant to the Trust Agreement. The name of the Trust is abrdn Platinum ETF Trust (known as Aberdeen Standard Platinum ETF Trust prior to March 31, 2022 and ETFS Platinum Trust prior to October 1, 2018). The Trust holds platinum and is expected from time to time to issue Baskets in exchange for deposits of platinum and to distribute platinum in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of physical platinum, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares represent a cost-effective investment relative to traditional means of investing in platinum. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The platinum held by the Trust will only be delivered to pay the Sponsor’s Fee, distributed to Authorized Participants in connection with the redemption of Baskets or sold (1) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of platinum to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust does not hold or trade in commodity futures contracts, “commodity interests” or any other instruments regulated by the CEA, as administered by the CFTC or NFA. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor, nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Trust or Shares.

The Trust creates and redeems Shares from time to time but only in Baskets (a Basket equals a block of 50,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of platinum and any cash represented by the Baskets being created or redeemed. The total amount of platinum and any cash required for the creation of Baskets is based on the combined NAV of the number of Baskets being created or redeemed. The number of ounces of platinum required to create a Basket or to be delivered upon a redemption of a Basket gradually decreases over time. This is because the Shares comprising a Basket represent a decreasing amount of platinum due to the delivery or sale of the Trust’s platinum to pay the Sponsor’s Fee or the Trust’s expenses not assumed by the Sponsor. Baskets may be created or redeemed only by Authorized Participants, who pay a transaction fee of $500 for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee determines the NAV of the Trust on each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee values the platinum held by the Trust based on the LME PM Fix price for a troy ounce of platinum or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s platinum. The Trustee also determines the NAV per Share. If on a day when the Trust’s NAV is being calculated the LME PM Fix is not available or has not been announced by 4:00 p.m. New York time, the platinum price from the next most recent LME PM Fix is used, unless the Sponsor determines that such price is inappropriate to use.

The Trust’s assets consist of allocated physical platinum, platinum credited to an unallocated platinum account and, from time to time, cash, which is used to pay expenses not assumed by the Sponsor. Except for the transfer of platinum in or out of the Trust Unallocated Account in connection with the creation or redemption of Baskets, upon a delivery of platinum to pay the Sponsor’s Fee or upon a sale of platinum to pay the Trust’s expenses not assumed by the Sponsor, it is anticipated that only a small amount of unallocated platinum will be held in the Trust Unallocated Account. Cash held by the Trust will not generate any income. Each Share represents a proportional interest, based on the total number of Shares outstanding, in the platinum and any cash held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the price of platinum. In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis platinum pricing information based on the spot price for an ounce of platinum from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from physical platinum dealers. In addition, the Trust’s website (www.abrdn.com/usa/etf) provides ongoing pricing information for platinum spot prices and the Shares. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor on each day that the NYSE Arca is open for regular trading and is posted on the Trust’s website.

The Trust has no fixed termination date.

THE SPONSOR

The Trust’s Sponsor is abrdn ETFs Sponsor LLC (known as Aberdeen Standard Investments ETFs Sponsor LLC prior to March 1, 2022 and ETF Securities USA LLC prior to October 1, 2018), a Delaware limited liability company formed on June 17, 2009.

The Sponsor’s office is located at c/o abrdn ETFs Sponsor LLC, 1900 Market Street, Suite 200, Philadelphia, PA 19103. Prior to April 27, 2018, the Sponsor was wholly-owned by ETF Securities Limited, a Jersey, Channel Islands based company. Effective April 27, 2018, ETF Securities Limited sold its membership interest in the Sponsor to abrdn Inc. (known as Aberdeen Standard Investments Inc. prior to January 1, 2022), a Delaware corporation. As a result of the sale, abrdn Inc. became the sole member of the Sponsor. abrdn Inc. is a wholly-owned indirect subsidiary of Standard Life Aberdeen plc, which together with its affiliates and subsidiaries, is collectively referred to as “abrdn.” Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, abrdn Inc., is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the organizational expenses of the Trust and the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and the reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor does not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor Trustee (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million); (2) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days; or (3) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint and any new or additional sub-custodian, including the Zurich Sub-Custodian, that the Custodian may wish to appoint.

The Sponsor or one of its affiliates or agents (1) develops a marketing plan for the Trust on an ongoing basis, (2) prepares marketing materials regarding the Shares, including the content of the Trust’s website and (3) executes the marketing plan for the Trust.

THE TRUSTEE

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers (“BNYM”), serves as the Trustee. BNYM has a trust office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from BNYM. A copy of the Trust Agreement is available for inspection at BNYM’s trust office identified above. Under the Trust Agreement, the Trustee is required to have capital, surplus and undivided profits of at least $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include (1) transferring the Trust’s platinum as needed to pay the Sponsor’s Fee in platinum (platinum transfers are expected to occur approximately monthly in the ordinary course), (2) valuing the Trust’s platinum and calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, (4) selling the Trust’s platinum as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor, (5) when appropriate, making distributions of cash or other property to Shareholders, and (6) receiving and reviewing reports from or on the Custodian’s custody of and transactions in the Trust’s platinum. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint an additional or replacement custodian selected by the Sponsor.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee does not monitor the performance of the Custodian, the Zurich Sub-Custodian or any other sub-custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee, along with the Sponsor, liaises with the Trust’s legal, accounting and other professional service providers as needed. The Trustee assists and supports the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee’s monthly fees and out-of-pocket expenses are paid by the Sponsor.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell platinum or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion. Affiliates of the Trustee are subject to the same transaction fee as other Authorized Participants.

THE CUSTODIAN

JPMorgan Chase Bank, N.A. (“JPMorgan”) serves as the Custodian of the Trust’s platinum. JPMorgan is a national banking association organized under the laws of the United States of America. JPMorgan is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. JPMorgan’s London office is regulated by the FCA and is located at 25 Bank Street, Canary Wharf, London, E14 5JP, United Kingdom. JPMorgan is a subsidiary of JPMorgan Chase & Co. While the U.K. operations of the Custodian are regulated by the FCA, the custodial services provided by the Custodian and any sub-custodian, including the Zurich Sub-Custodian under the Custody Agreements are presently not a regulated activity subject to the supervision and rules of the FCA. As of the date of the Custody Agreements, the Zurich Sub-Custodian selected by the Custodian was UBS AG, which is located at 45 Bahnhofstrasse, 8001 Zurich, Switzerland.

The Custodian’s Role

The Custodian is responsible for the safekeeping of the Trust’s platinum deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian is also responsible for selecting the Zurich Sub-Custodian and its other direct sub-custodians, if any. The Custodian facilitates the transfer of platinum in and out of the Trust through the unallocated platinum accounts it maintains for each Authorized Participant and the unallocated and allocated platinum accounts it will maintain for the Trust. The Custodian holds at its London, England vault premises that portion of the Trust’s allocated platinum to be held in London. The Zurich Sub-Custodian holds at its Zurich, Switzerland vault premises that portion of the Trust’s allocated platinum to be held in Zurich on behalf of the Custodian. The Custodian is responsible for allocating specific plates or ingots of physical platinum to the Trust’s allocated platinum account. The Custodian provides the Trustee with regular reports detailing the platinum transfers in and out of the Trust’s unallocated and allocated platinum accounts and identifying the platinum plates or ingots held in the Trust’s allocated platinum account.

The Custodian’s fees and expenses under the Custody Agreements are paid by the Sponsor.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell platinum or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion. Affiliates of the Custodian are subject to the same transaction fee as other Authorized Participants.

Inspection of Platinum

Under the Custody Agreements, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, under normal circumstances and only up to twice a year, visit the premises of the Custodian or the Zurich Sub-Custodian for the purpose of examining the Trust’s platinum and certain related records maintained by the Custodian. Any such inspection rights with respect to the Zurich Sub-Custodian are expected to be granted in accordance with the normal course of dealing between the Custodian and the Zurich Sub-Custodian. Visits by auditors and inspectors to the Zurich Sub-Custodian’s facilities will be arranged through the Custodian. Other than with respect to the Zurich Sub-Custodian, the Trustee and the Sponsor have no right to visit the premises of any sub-custodian for the purposes of examining the Trust’s platinum or any records maintained by the sub-custodian, and no sub-custodian is obligated to cooperate in any review the Trustee or the Sponsor may wish to conduct of the facilities, procedures, records or creditworthiness of such sub-custodian.

The Sponsor has exercised its right to visit the Custodian and the Zurich Sub-Custodian in order to examine the platinum and the records maintained by the Custodian. An inspection was most recently conducted by Bureau Veritas Commodities UK Ltd, a leading commodity inspection and testing company retained by the Sponsor, as of August 10, 2023. The results can be found on www.abrdn.com/usa/etf.

There can be no guarantee that the Sponsor or the Trust’s auditors and inspectors will be able to perform physical inspections of the Trust’s platinum as planned. Local policies, regulations, or ordinances, as well as polices or restrictions adopted by the Custodian, any Zurich Sub-Custodian, or any other sub-custodian, may temporarily prevent, or otherwise impair the ability of, the Sponsor or the Trust’s auditors and inspectors, from performing a physical inspection of the Trust’s platinum on a desired date. In those situations, the Sponsor or the Trust’s auditors and inspectors may seek to verify the platinum held by the Trust by alternate means, including through virtual inspections of the Trust’s platinum and/or a review of pertinent records.

DESCRIPTION OF THE SHARES

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The name of the Trust’s Shares is abrdn Physical Platinum Shares ETF (known as Aberdeen Standard Physical Platinum Shares ETF prior to March 31, 2022 and ETFS Physical Platinum Shares prior to October 1, 2018). The Trustee creates Shares only in Baskets (a Basket equals a block of 50,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the Trust’s then-current and effective registration statement with the SEC will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and Shareholders should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Shareholders do not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75% of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

CUSTODY OF THE TRUST’S PLATINUM

Custody of the physical platinum deposited with and held by the Trust is provided by the Custodian at its London, England vaults and by the Zurich Sub-Custodian selected by the Custodian in its Zurich, Switzerland vaults and by other sub-custodians on a temporary basis. The Custodian is a market maker, clearer and approved weigher under the rules of the LPPM.

The Custodian is the custodian of the physical platinum credited to Trust Allocated Account in accordance with the Custody Agreements. The Custodian segregates the physical platinum credited to the Trust Allocated Account from any other precious metal it holds or holds for others by entering appropriate entries in its books and records, and requires the Zurich Sub-Custodian to also segregate the physical platinum of the Trust that it holds from the other platinum held by it for other customers of the Custodian and the Zurich Sub-Custodian’s other customers. The Custodian requires the Zurich Sub-Custodian to identify in its books and records the Trust as having the rights to the physical platinum credited to its Trust Allocated Account. Under the Custody Agreements, the Trustee, the Sponsor and the Trust’s auditors and inspectors may inspect the vaults of the Custodian and the Zurich Sub-Custodian. See “Inspection of Platinum”.

The Custodian, as instructed by the Trustee on behalf of the Trust, is authorized to accept, on behalf of the Trust, deposits of platinum in unallocated form. Acting on standing instructions specified in the Custody Agreements, the Custodian allocates, or requires the Zurich Sub-Custodian to allocate, platinum deposited in unallocated form with the Trust by selecting plates or ingots of platinum for deposit to the Trust Allocated Account. All physical platinum allocated to the Trust must conform to the rules, regulations, practices and customs of the LPPM, and the Custodian must replace any non-conforming physical platinum with conforming physical platinum as soon as practical upon a determination by the Custodian any physical platinum is non-conforming.

The process of withdrawing platinum from the Trust for a redemption of a Basket is the same general procedure as for depositing platinum with the Trust for a creation of a Basket, only in reverse. Each transfer of platinum between the Trust Allocated Account and the Trust Unallocated Account connected with a creation or redemption of a Basket may result in a small amount of platinum being held in the Trust Unallocated Account after the completion of the transfer. In making deposits and withdrawals between the Trust Allocated Account and the Trust Unallocated Account, the Custodian will use commercially reasonable efforts to minimize the amount of platinum held in the Trust Unallocated Account as of the close of each business day. See “Creation and Redemption of Shares.”

DESCRIPTION OF THE CUSTODY AGREEMENTS

The Allocated Account Agreement between the Trustee and the Custodian establishes the Trust Allocated Account. The Unallocated Account Agreement between the Trustee and the Custodian establishes the Trust Unallocated Account. These agreements are sometimes referred to together as the “Custody Agreements” in this prospectus. The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

Reports

The Custodian provides the Trustee with reports for each business day, no later than the following business day, identifying the movements of platinum in and out of the Trust Allocated Account and the credits and debits of platinum to the Trust Unallocated Account and containing sufficient information to identify each plate or ingot of platinum held in the Trust Allocated Account and whether the Custodian or the Zurich Sub-Custodian has possession of such plate or ingot. The Custodian also provides the Trustee with monthly statements of account for the Trust Allocated Account and the Trust Unallocated Account as of the last business day of each month. Under the Custody Agreements, a “business day” generally means any day that is both a “London Business Day,” when commercial banks generally and the London platinum market are open for the transaction of business in London, and a “Zurich Business Day,” when commercial banks generally and the Zurich platinum market are open for the transaction of business in Zurich.

The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Allocated Account and the Trust Unallocated Account which are to occur on a business day, and all end of business day account balances in the Trust Allocated Account and Trust Unallocated Account, are stated as of the close of the Custodian’s business (usually 4:00 p.m. London time) on such business day.

Zurich Sub-Custodian

Under the Allocated Account Agreement, the Custodian selects the Zurich Sub-Custodian, whose appointment is approved by the Sponsor, for the custody and safekeeping of the Trust’s physical platinum to be held in Zurich in its vault premises.

The Custodian will use reasonable care in selecting any Zurich Sub-Custodian. The Custodian must require the Zurich Sub-Custodian to segregate the platinum held by it for the Trust from platinum which it holds for its other customers, the Custodian, and any other customers of the Custodian by making appropriate entries in its books and records. The Custodian has required the Zurich Sub-Custodian to deliver, and the Zurich Sub-Custodian has delivered, to the Custodian (with a copy to the Trustee and the Sponsor) an acknowledgement and undertaking to segregate all physical platinum held by it for the Trust from any platinum which it owns or holds for others and which it holds for the Custodian and any other customers of the Custodian, and in each case make appropriate entries in its books and records reflecting such segregation of the Trust’s platinum. The Zurich Sub-Custodian that the Custodian currently uses is UBS AG.

Sub-custodians

Under the Allocated Account Agreement, the Custodian may select, with the exception of the Zurich Sub-Custodian, other sub-custodians solely for the temporary holding of platinum for it until transported to the Custodian’s London vault premises or the Zurich Sub-Custodian’s Zurich vault premises, as applicable. These sub-custodians may in turn select other sub-custodians to perform their duties, including temporarily holding platinum for them, but the Custodian is not responsible for (and therefore has no liability in relation to) the selection of those other sub-custodians. The Allocated Account Agreement requires the Custodian to use reasonable care in selecting any sub-custodian and provides that, except for the Custodian’s obligation to use commercially reasonable efforts to obtain delivery of platinum held by any other sub-custodians when necessary, the Custodian is not liable for the acts or omissions, or for the solvency, of any sub-custodian that it selects unless the selection of that sub-custodian was made negligently or in bad faith.

The sub-custodian selected and used by the Custodian as of the date of this prospectus is UBS Zurich. The Custodian may use LPPM market-making members that provide bullion vaulting and clearing services to third parties. The Allocated Account Agreement provides that the Custodian will notify the Trustee if it selects any additional sub-custodians or stops using any sub-custodian it has previously selected.

Location and Segregation of Platinum; Access

Platinum held for the Trust Allocated Account by the Custodian is held at the Custodian’s London vault premises or by the Zurich Sub-Custodian in its Zurich vault premises. Platinum may be temporarily held for the Trust Allocated Account by other sub-custodians selected by the Custodian and by sub-custodians of sub-custodians in vaults located in London, Zurich or in other locations. Where the physical platinum is held for the Trust Allocated Account by any sub-custodian, the Custodian agrees to use commercially reasonable efforts to promptly arrange for the delivery of any such physical platinum held on behalf of the Trust to the Custodian’s London vault premises, as applicable, or the Zurich Sub-Custodian’s Zurich vault premises at the Custodian’s own cost and risk.

The Custodian segregates by identification in its books and records the Trust’s platinum in the Trust Allocated Account from any other platinum which it owns or holds for others and requires the Zurich Sub-Custodian and any other sub-custodians it selects to so segregate the Trust’s platinum held by them. This requirement reflects the current custody practice in the London platinum market, and under the Allocated Account Agreement, the Custodian is required to communicate this segregation requirement to the Zurich Sub-Custodian, who in turn must provide written acknowledgment of this requirement to the Custodian. The Custodian’s books and records are expected, as a matter of current London platinum market custody practice, to identify each plate or ingot of platinum held in the Trust Allocated Account in its own vault by refiner, assay or fineness, serial number and gross and fine weight. The Zurich Sub-Custodian and any other sub-custodians selected by the Custodian are also expected, as a matter of current industry practice, to identify in their books and records each plate or ingot of platinum held for the Custodian by serial number and such sub-custodians may use other identifying information.

The Trustee and the Sponsor, their auditors and inspectors may, during normal business hours, visit the Custodian’s premises up to twice a year and examine the Trust’s platinum held there and such records of the Custodian concerning the Trust Allocated Account and the Trust Unallocated Account as they may be reasonably required to perform their respective duties to investors in the Shares. With respect to the Trust Unallocated Account, a second visit to the Custodian’s premises in any calendar year shall require the consent of the Custodian, which consent may not be withheld unreasonably. Visits by auditors and inspectors to the Zurich Sub-Custodian’s facilities will be arranged through the Custodian.

Transfers into the Trust Unallocated Account

The Custodian credits to the Trust Unallocated Account the amount of platinum it receives from the Trust Allocated Account, an Authorized Participant Unallocated Account or from other third-party unallocated accounts for credit to the Trust Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only platinum the Custodian accepts for credit to the Trust Unallocated Account is platinum that the Trustee has transferred from the Trust Allocated Account, an Authorized Participant Unallocated Account or a third party unallocated account.

Transfers from the Trust Unallocated Account

The Custodian transfers platinum from the Trust Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of platinum from the Trust Unallocated Account may only be made (1) by transferring platinum to an Authorized Participant Unallocated Account; (2) by transferring platinum to the Trust Allocated Account; (3) by transferring platinum to pay the Sponsor’s Fee; (4) by making platinum available for collection at the Custodian’s vault premises or at such other location as the Custodian may direct, at the Trust’s expense and risk; (5) by delivering the platinum to such location as the Trustee directs, at the Trust’s expense and risk; or (6) by transfer to an account maintained by the Custodian or by a third party on an unallocated basis in connection with the sale of platinum or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4), (5) and (6) will be made only on an exceptional basis, with transfers under clause (6) expected to include transfers made in connection with a sale of platinum to pay expenses of the Trust not paid by the Sponsor or with the liquidation of the Trust. Any platinum made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LPPM or any applicable regulatory body (Custody Rules) or in such other form as may be agreed between the Trustee and the Custodian, and in all cases all platinum made available will comprise one or more whole platinum plates or ingots selected by the Custodian.

The Custodian uses commercially reasonable efforts to transfer platinum from the Trust Unallocated Account to the Trust Allocated Account by 2:00 p.m. London time on each business day. In doing so, the Custodian shall identify plates and ingots of a weight most closely approximating, but not exceeding, the balance in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account.

Transfers into the Trust Allocated Account

The Custodian receives transfers of platinum into the Trust Allocated Account only at the Trustee’s instructions given pursuant to the Unallocated Account Agreement by debiting platinum from the Trust Unallocated Account and crediting such platinum to the Trust Allocated Account.

Transfers from the Trust Allocated Account

The Custodian transfers platinum from the Trust Allocated Account only in accordance with the Trustee’s instructions. Generally, the Custodian transfers platinum from the Trust Allocated Account only by debiting platinum from the Trust Allocated Account and crediting the platinum to the Trust Unallocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer platinum to or from the Trust Unallocated Account and the Trust Allocated Account if in the Custodian’s opinion they are or may be contrary to the rules, regulations, practices and customs of the LPPM or contrary to any applicable law. The Custodian may amend the procedures for transferring platinum to or from the Trust Unallocated Account or for the physical withdrawal of platinum from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of platinum to or from the Trust Unallocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LPPM or a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

The Custodian receives no fee under the Unallocated Account Agreement.

Trust Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account. The Trust Unallocated Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian uses reasonable care in the performance of its duties under the Custody Agreements and is only responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability under the Allocated Account Agreement is further limited to the market value of the platinum lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee after any discovery of such lost or damaged platinum. The Custodian’s liability under the Unallocated Account Agreement is further limited to the amount of the platinum lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee after any discovery of such lost or damaged platinum.

Furthermore, the Custodian has no duty to make or take or to require the Zurich Sub-Custodian or any other sub-custodian selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custody Agreements.

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian maintains such insurance for its business, including its bullion and custody business, as it deems appropriate in connection with its custodial and other obligations and is responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the platinum held by the Custodian on behalf of the Trust. Consistent with industry standards, the Custodian maintains a group insurance policy that covers all metal types held in its, its sub-custodians’, and the Zurich Sub-Custodian’s vaults for the accounts of all its customers for a variety of events. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian is not liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

Beginning January 1, 2022, the Custody Agreements will automatically renew for successive one-year terms unless otherwise terminated. The Trustee and the Custodian may each terminate any Custody Agreement for any reason, including if either the Custodian or the Zurich Sub-Custodian ceases to offer the services contemplated by the Custody Agreements to its clients or proposes to withdraw from the physical platinum business, upon 90 business days’ prior notice. The Custody Agreements may also be terminated with immediate effect as follows: (1) by the Trustee, if the Custodian ceases to offer the services contemplated by either Custody Agreement to its clients or proposed to withdraw from the physical platinum business; (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to be a party to either Custody Agreement or for the Custodian to provide or the Trustee or Trust to receive the services thereunder; (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency; (4) by the Trustee, if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency; (5) by the Trustee, if the Trust is to be terminated; or (6) by the Trustee or the Custodian, if either of the Custody Agreements ceases to be in full force and effect.

If redelivery arrangements acceptable to the Custodian for the platinum held in the Trust Allocated Account are not made, the Custodian may continue to store the platinum and continue to charge for its fees and expenses, and, after six months from the termination date, the Custodian may sell the platinum and account to the Trustee for the proceeds. If arrangements acceptable to the Custodian for redelivery of the balance in the Trust Unallocated Account are not made, the Custodian may continue to charge for its fees and expenses payable under the Allocated Account Agreement, and, after six months from the termination date, the Custodian may close the Trust Unallocated Account and account to the Trustee for the proceeds.

Amendments

The Trustee and the Custodian entered into the Custody Agreements with effect on and from December 30, 2009. On September 20, 2018, the Trustee and the Custodian entered into amendments to the Custody Agreements (the “2018 Custody Amendments”), effective as of October 1, 2018, as approved and directed by the Sponsor on behalf of the Trust. The 2018 Custody Amendments reflect the changed name of the Trust from ETFS Platinum Trust to Aberdeen Standard Platinum ETF Trust, the changed name of the Shares from ETFS Physical Platinum Shares to Aberdeen Standard Physical Platinum Shares ETF, and the changed name of the Sponsor from ETF Securities USA LLC to Aberdeen Standard Investments ETFs Sponsor LLC. On June 5, 2020, the Trustee and the Custodian entered into amendments to the Custody Agreements (the “2020 Custody Amendments”), as approved and directed by the Sponsor on behalf of the Trust. The 2020 Custody Amendments reflect changes to the terms of the Custody Agreements such that each Custody Agreement had a term ending December 31, 2021 and will automatically renew for successive one-year terms unless otherwise terminated.  On March 11, 2022, the Trustee, the Custodian and the Sponsor entered into amendments to the Custody Agreements (the “2022 Custody Amendments”, and together with the 2018 Custody Amendments and 2020 Custody Amendments, the “Custody Amendments”) as approved and directed by the Sponsor on behalf of the Trust. The 2022 Custody Amendments reflect (1) the changes in the name of the Trust, effective March 31, 2022, from Aberdeen Standard Platinum ETF Trust to abrdn Platinum ETF Trust and the change in the name of Shares, effective March 31, 2022, from Aberdeen Standard Physical Platinum Shares ETF to abrdn Physical Platinum Basket Shares ETF; (2) the change in the name of the Sponsor from “Aberdeen Standard Investments ETFs Sponsor LLC” to “abrdn ETFs Sponsor LLC,” which occurred on March 1, 2022; and (3) the addition of a new “Replacement of Bullion” section, which requires that, upon a determination by the Custodian that any platinum credited to the Trust Allocated Account does not comply with the Good Delivery Standards, the Custodian shall as soon as practical replace such platinum with platinum which complies with the Good Delivery Standards. No other material changes to the Custody Agreements were made in connection with the Custody Amendments.

Governing Law

The Custody Agreements and the Custodian’s arrangement with the Zurich Sub-Custodian are governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of physical platinum and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the platinum and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $500 to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust for serving as an Authorized Participant, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian or a platinum clearing bank to establish an Authorized Participant Unallocated Account in London or Zurich (Authorized Participant Unallocated Bullion Account Agreement). Platinum held in Authorized Participant Unallocated Accounts is typically not segregated from the Custodian’s or other platinum clearing bank’s assets, as a consequence of which an Authorized Participant will have no proprietary interest in any specific plates or ingots of platinum held by the Custodian or the platinum clearing bank. Credits to its Authorized Participant Unallocated Account are therefore at risk of the Custodian’s or other platinum clearing bank’s insolvency. No fees will be charged by the Custodian for the use of the Authorized Participant Unallocated Account as long as the Authorized Participant Unallocated Account is used solely for platinum transfers to and from the Trust Unallocated Account and the Custodian (or one of its affiliates) receives compensation for maintaining the Trust Allocated Account. Authorized Participants should be aware that the Custodian’s liability threshold under the Authorized Participant Unallocated Bullion Account Agreement is generally gross negligence, not negligence, which is the Custodian’s liability threshold under the Trust’s Custody Agreements.

As the terms of the Authorized Participant Unallocated Bullion Account Agreement differ in certain respects from the terms of the Trust Unallocated Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Unallocated Bullion Account Agreement carefully. A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the physical platinum market and the platinum futures market. In some cases, an Authorized Participant may from time to time acquire platinum from or sell platinum to its affiliated platinum trading desk, which may profit in these instances. Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by FINRA or be exempt from being or otherwise not be required to be so regulated or registered, and be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants are regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, Goldman Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Mizuho Securities USA LLC, Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Co. Inc., Scotia Capital (USA) Inc., UBS Securities LLC and Virtu Americas, LLC  have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All platinum is delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account. Platinum transferred from an Authorized Participant Unallocated Account to the Trust in unallocated form will first be credited to the Trust Unallocated Account. Thereafter, the Custodian will allocate, or cause the allocation by the Zurich Sub-Custodian of, specific plates or ingots of platinum, in each case representing the amount of platinum credited to the Trust Unallocated Account (to the extent such amount is representable by whole platinum plates or ingots) to the Trust Allocated Account. The movement of platinum is reversed for the distribution of platinum to an Authorized Participant in connection with the redemption of Baskets.

All physical platinum represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all physical platinum held in the Trust Allocated Account with the Custodian or for the Custodian by the Zurich Sub-Custodian must be of at least a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95%) and otherwise conform to the rules, regulations practices and customs of the LPPM, including the specifications for a Good Delivery Platinum Plate or Ingot.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

Loco London and Loco Zurich Platinum Delivery Elections. Authorized Participants can elect to deliver platinum loco London or loco Zurich in connection with the creation of a Basket. Authorized Participants can also elect to receive delivery of platinum loco London or loco Zurich in connection with the redemption of a Basket. A Basket creation order that elects a loco London or loco Zurich delivery of platinum will cause the Custodian to effect an allocation of such platinum to the Trust Allocated Account maintained by the Custodian in its London vault premises or by the Zurich Sub-Custodian in its Zurich vault premises. Likewise, a Basket redemption order that elects a loco London or loco Zurich delivery of platinum will cause the Custodian to effect a de-allocation of platinum necessary to satisfy such redemption requests from the Trust Allocated Account maintained by the Custodian to the Trust Unallocated Account.

In the event that there is not sufficient platinum in the Trust Allocated Account in London to satisfy loco London redemptions, the Custodian shall cause the Zurich Sub-Custodian to de-allocate sufficient platinum held by it for the Trust Allocated Account in Zurich and cause a transfer of platinum from the Trust Unallocated Account maintained by the Custodian in Zurich to the Authorized Participant Unallocated Account maintained in London. Likewise, in the event that there is not sufficient platinum in the Trust Allocated Account in Zurich to satisfy loco Zurich redemptions, the Custodian will initiate the reverse procedure to transfer platinum from London to Zurich. These transfers between London and Zurich unallocated accounts will generally occur pursuant to loco swap arrangements and will not expose the Authorized Participant or the Trust to any additional expense. The Custodian has assumed the responsibility and expenses for loco swap transfers and shall bear any risk of loss related to the platinum being transferred. If no loco swap counterparty is available, the Custodian shall arrange, at its own expense and risk, for the physical transportation of platinum between the Zurich Sub-Custodian’s Zurich vault premises and the Custodian’s London vault premises. If such a loco swap or physical transfer is necessary to effect a loco London or loco Zurich redemption, the settlement of loco London or loco Zurich redemption deliveries may be delayed more than two, but not more than five, business days. The Custodian, in its sole discretion, has the right to limit the location where Authorized Participants can elect to receive delivery of platinum to either loco London or loco Zurich.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Creation and redemption orders are accepted on “business days” the NYSE Arca is open for regular trading. Settlements of such orders requiring receipt or delivery, or confirmation of receipt or delivery, of platinum in the United Kingdom, Zurich or another jurisdiction will occur on “business days” when (1) banks in the United Kingdom, Zurich and such other jurisdiction and (2) the London and Zurich platinum markets are regularly open for business. If such banks or the London or Zurich platinum markets are not open for regular business for a full day, such a day will only be a “business day” for settlement purposes if the settlement procedures can be completed by the end of such day. Redemption settlements including platinum deliveries loco London may be delayed longer than two, but no more than five, business days following the redemption order date. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable platinum delivery, on “business days” when the NYSE Arca is open for regular trading. Purchase orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. In the event of a level 3 market-wide circuit breaker resulting in a trading halt for the remainder of the trading day, the time of the market-wide trading halt is considered the close of regular trading and no creation orders for the current trade date will be accepted after that time (the “cutoff”). Orders placed after the cutoff will be deemed to be rejected and will not be processed. Orders should be placed in proper form on the following business day. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit platinum with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

Determination of required deposits

The amount of the required platinum deposit is determined by dividing the number of ounces of platinum held by the Trust by the number of Baskets outstanding, as adjusted for the amount of platinum constituting estimated accrued but unpaid fees and expenses of the Trust.

Fractions of a fine ounce of platinum smaller than 0.001 of a fine ounce which are included in the platinum deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee. The Trustee’s determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required platinum deposit amount by the second business day   in London or Zurich, as applicable, following the purchase order date. Upon receipt of the platinum deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the second business day following the purchase order date the platinum deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of platinum until such platinum has been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of physical platinum by such other means as the Sponsor, from time to time, may determine with the Trustee to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If platinum is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Acting on standing instructions given by the Trustee, the Custodian will transfer the platinum deposit amount from the Trust Unallocated Account to the Trust Allocated Account by transferring platinum plates and ingots from its inventory or the inventory of the Zurich Sub-Custodian to the Trust Allocated Account. The Custodian will use commercially reasonable efforts to complete the transfer of platinum to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Baskets ordered will be delivered against receipt of the platinum deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated platinum to the extent of that platinum deposit amount until the Custodian completes the allocation process or the Zurich Sub-Custodian completes the allocation process for the Custodian. See “Risk Factors—Platinum held in the Trust’s unallocated platinum account and any Authorized Participant’s unallocated platinum account is not segregated from the Custodian’s assets....”

Because platinum is only allocated in multiples of whole plates or ingots, the amount of platinum allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total fine ounces of platinum credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian uses commercially reasonable efforts to minimize the amount of platinum held in the Trust Unallocated Account; no more than 192 ounces of platinum (maximum weight to make one Good Delivery Platinum Plate or Ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if such order or Creation Basket Deposit is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. In the event of a level 3 market-wide circuit breaker resulting in a trading halt for the remainder of the trading day, the time of the market-wide trading halt is considered the close of regular trading and no redemption orders for the current trade date will be accepted after that time (the “cutoff”). Orders placed after the cutoff will be deemed to be rejected and will not be processed. Orders should be placed in proper form on the following business day. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book entry system to the Trust not later than the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust consists of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account representing the amount of the platinum held by the Trust evidenced by the Shares being redeemed. Fractions of a fine ounce of platinum included in the redemption distribution smaller than 0.001 of a fine ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the second business day following a loco Zurich redemption order date if, by 10:00 a.m. New York time on such second business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. The redemption distribution due from the Trust will be delivered to the Authorized Participant on or before the fifth business day following a loco London redemption order date if, by 10:00 a.m. New York time on the second business day after the loco London redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If a loco swap or physical transfer is necessary to effect a loco London or loco Zurich redemption, the redemption distribution due from the Trust will be delivered to the Authorized Participant on or before the fifth business day following such a loco London or loco Zurich redemption order date if, by 10:00 a.m. New York time on the second business day after the loco London or loco Zurich redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed. In the event that, by 10:00 a.m. New York time on the second business day following the order date of a redemption order, the Trustee’s DTC account has not been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such redemption order, the Trustee shall send to the Authorized Participant and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two business days following receipt of such notice to correct such failure. If such failure is not cured within such two business day period, the Trustee (in consultation with the Sponsor) will cancel such redemption order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the Custodian related to the cancelled order. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 10:00 a.m. New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian transfers the redemption platinum amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant Unallocated Account. The Authorized Participant and the Trust are each at risk in respect of platinum credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors—Platinum held in the Trust’s unallocated platinum account and any Authorized Participant’s unallocated platinum account is not segregated from the Custodian’s assets....”

As with the allocation of platinum to the Trust Allocated Account which occurs upon a purchase order, if in transferring platinum from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of platinum transferred to the Trust Unallocated Account, the excess over the platinum redemption amount will be held in the Trust Unallocated Account. The Custodian uses commercially reasonable efforts to minimize the amount of platinum held in the Trust Unallocated Account; no more than 192 ounces of platinum (maximum weight to make one Good Delivery Platinum Plate or Ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will, when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of platinum is not reasonably practicable. None of the Sponsor, the Trustee or the Custodian are liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. From time to time, the Trustee, with the consent of the Sponsor, may waive all or a portion of the applicable transaction fee. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement, dated as of December 30, 2009 between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any platinum or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers; (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares; and (3) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

The Trustee will not be liable for the disposition of platinum or moneys, or in respect of any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor or a Custodian or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or a Custody Agreement, respectively; or (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian, the Zurich Sub-Custodian or any other custodian of the Trust’s platinum employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian, the Zurich Sub-Custodian or any other sub-custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee may also employ custodians for Trust assets other than platinum, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of platinum and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, are expenses of the Sponsor or the Trust. Fees paid for the custody of assets other than platinum are an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the platinum or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may sell or otherwise dispose of any Trust assets (including platinum) and pay itself from the proceeds provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Holding of Trust property other than platinum

The Trustee holds and records the ownership of the Trust’s assets in a manner so that it is owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

All moneys held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than platinum, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than platinum or cash are held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (2) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under section 408(m) of the Code, to apply, is a banking institution as defined in section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Custodian and Custody of the Trust’s Platinum

This section summarizes some of the important provisions of the Trust Agreement which apply to the Custodian and the custody of the Trust’s platinum. For a general description of the Custodian’s role, see “The Custodian—The Custodian’s Role.” For more information on the custody of the Trust’s platinum, see “Custody of the Trust’s Platinum” and “Description of the Custody Agreements.”

The Trustee, on behalf of the Trust, entered into the Custody Agreements with the Custodian under which the Custodian maintains the Trust Allocated Account and the Trust Unallocated Account.

If upon the resignation of any custodian there would be no custodian acting pursuant to the Custody Agreements, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreements approved by the Sponsor; provided, however, that the rights and duties of the Trustee under the Trust Agreement and such custody agreements shall not be materially altered without its consent. When directed by the Sponsor or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. The Trustee shall not enter into or amend any custody agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s platinum held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall forthwith upon its appointment enter into a custody agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to audit or examine the accounts and operations of the Custodian and any successor custodian or additional custodian at such times as directed by the Sponsor as permitted by the Custody Agreements and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. The Trustee has no obligation to monitor the activities of any Custodian other than to receive and review such reports of the platinum held for the Trust by such Custodian and of transactions in platinum held for the account of the Trust made by such Custodian pursuant to the Custody Agreements. See “The Trustee—The Trustee’s Role” for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. In the event that the Sponsor determines that the maintenance of platinum with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove the platinum from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith. The Trustee’s only contractual rights are to direct the Custodian pursuant to the Custody Agreements, and the Trustee has no contractual right or obligation to direct the Zurich Sub-Custodian.

Valuation of Platinum, Definition of Net Asset Value and Adjusted Net Asset Value

On each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time, on such day (Evaluation Time), the Trustee evaluates the platinum held by the Trust and determines both the ANAV and the NAV of the Trust.

At the Evaluation Time, the Trustee values the Trust’s platinum on the basis of that day’s LME PM Fix or, if no LME PM Fix is made on such day or has not been announced by the Evaluation Time, the next most recent LME PM Fix determined prior to the Evaluation Time will be used, unless the Sponsor determines that such price is inappropriate as a basis for evaluation. In the event the Sponsor determines that the applicable LME PM Fix or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s platinum is not an appropriate basis for evaluation of the Trust’s platinum, it shall identify an alternative basis for such evaluation to be employed by the Trustee. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the LME PM Fix or such other publicly available price is not appropriate as a basis for evaluation of the Trust’s platinum or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. See “Operation of the Platinum Market—The Platinum Market” for a description of the LME PM Fix.

Once the value of the platinum has been determined, the Trustee subtracts all estimated accrued fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the platinum and any other assets of the Trust. The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets are calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee also determines the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares created or redeemed on such evaluation day).

Any estimate of the accrued but unpaid fees, expenses and liabilities of the Trust for purposes of computing the NAV of the Trust and ANAV made by the Trustee in good faith shall be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor has no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee, the Trustee will at the direction of the Sponsor or in its own discretion sell the Trust’s platinum as necessary to pay such expenses. The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Platinum

The Trustee will at the direction of the Sponsor or, in the absence of such direction, may, in its own discretion, sell the Trust’s platinum as necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor. The Trustee will not sell platinum to pay the Sponsor’s Fee. The Sponsor’s Fee is paid through delivery of platinum from the Trust Unallocated Account that had been de-allocated from the Trust Allocated Account for this purpose. When selling platinum to pay other expenses, the Trustee is authorized to sell the smallest amounts of platinum needed to pay expenses in order to minimize the Trust’s holdings of assets other than platinum. The Trustee places orders with dealers (which may include the Custodian) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser of such platinum only if the sale transaction is made at the next LME PM Fix or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of platinum sales.

The Trustee will also sell the Trust’s platinum if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of platinum directed by the Sponsor.

Any property received by the Trust other than platinum, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor.

The Securities Depository; Book Entry-Only System; Global Security

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates are signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Books and Records

The Trustee will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate. These books of record are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Agreement on file in its office which is available for inspection at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor causes to be prepared an annual report for the Trust containing audited financial statements. The annual report is in such form and contains such information as is required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust are audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountant’s report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the 12 month period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

●	The Trustee is notified that the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;

●	Shareholders acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

●	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

●	The SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such SEC determination;

●	The aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;

●	The CFTC determines that the Trust is a commodity pool under the CEA and the Trustee has actual knowledge of that determination;

●	The Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

●	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or

●	The Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of termination of the Trust, the Shareholders will, upon (1) surrender of Shares then held, (2) payment of the fee of the Trustee for the surrender of Shares, and (3) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of Trust assets represented by those Shares. The Trustee shall not accept any deposits of platinum after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell platinum as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of termination of the Trust, the Trustee may sell the Trust assets then held under the Trust Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of platinum smaller or larger than a Basket or to allow for the sale of platinum to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholder to surrender Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

On September 20, 2018, the Sponsor entered into an amendment to the Trust Agreement with the Trustee (the “2018 DTA Amendment”), effective as of October 1, 2018. The 2018 DTA Amendment reflects the changed name of the Trust from ETFS Platinum Trust to Aberdeen Standard Platinum ETF Trust, the changed name of the Shares from ETFS Physical Platinum Shares to Aberdeen Standard Physical Platinum Shares ETF, and the changed name of the Sponsor from ETF Securities USA LLC to Aberdeen Standard Investments ETFs Sponsor LLC. On March 8, 2022, the Sponsor entered into an amendment to the Trust Agreement with the Trustee (the “2022 DTA Amendment”, and together with the 2018 DTA Amendment, the “DTA Amendments”) as approved and directed by the Sponsor on behalf of the Trust. The 2022 DTA Amendment reflects (1) the changes in the name of the Trust, effective March 31, 2022, from Aberdeen Standard Platinum ETF Trust to abrdn Platinum ETF Trust and the change in the name of Shares, effective March 31, 2022, from Aberdeen Standard Physical Platinum Shares ETF to abrdn Physical Platinum Shares ETF; and (2) the change in the name of the Sponsor from “Aberdeen Standard Investments ETFs Sponsor LLC” to “abrdn ETFs Sponsor LLC,” which occurred on March 1, 2022. No other material changes to the Trust Agreement were made in connection with the DTA Amendments.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee and each Authorized Participant by its delivery of an Authorized Participant Agreement and each Shareholder by accepting a Share, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material US federal income tax consequences that generally applies to the purchase, ownership and disposition of Shares by a US Shareholder, and certain US federal income tax consequences that may apply to an investment in Shares by a Non-US Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP, counsel to the Sponsor and special US tax counsel to the Trust. An opinion of counsel, however, is not binding on the United States Internal Revenue Service (IRS) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, United States Treasury Regulations (“Treasury Regulations”) promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder (other than a partnership, or an entity treated as a partnership for US federal tax purposes) generally is considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, generally depends upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust is classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself is not subject to US federal income tax. Instead, the Trust’s income and expenses “flow through” to the Shareholders, and the Trustee reports the Trust’s income, gains, losses and deductions to the IRS on that basis.

Taxation of US Shareholders

Shareholders generally are treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held by the Trust. Shareholders are also treated as if they directly received their respective pro rata share of the Trust’s income, if any, and as if they directly incurred their respective pro rata share of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares is equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation of a Basket, the delivery of platinum to the Trust in exchange for the Shares is not a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shares are the same as its tax basis and holding period for the platinum delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors.

When the Trust sells or transfers platinum, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (2) the Shareholder’s tax basis for its pro rata share of the platinum that was sold or transferred. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any platinum sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its Shares immediately prior to the sale, by a fraction the numerator of which is the amount of platinum sold, and the denominator of which is the total amount of the platinum held in the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the platinum remaining in the Trust will be equal to its tax basis for its Shares immediately prior to the sale, less the portion of such basis allocable to its share of the platinum that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold a pro rata share of the platinum held in the Trust at the time of the sale. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying platinum represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the platinum received in the redemption generally will be the same as the Shareholder’s tax basis for the Shares redeemed. The Shareholder’s holding period with respect to the platinum received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the platinum received by the Shareholder will be a taxable event.

An Authorized Participant and other investors may be able to re-invest, on a tax-deferred basis, in-kind redemption proceeds received from exchange-traded products that are substantially similar to the Trust in the Trust’s Shares. Authorized Participants and other investors should consult their tax advisors as to whether and under what circumstances the reinvestment in the Shares of proceeds from substantially similar exchange-traded products can be accomplished on a tax-deferred basis.

Under current law, gains recognized by individuals, estates or trusts from the sale of “collectibles,” including physical platinum, held for more than one year are taxed at a maximum federal income tax rate of 28%, rather than the 20% rate applicable to most other long-term capital gains. For these purposes, gains recognized by an individual upon the sale of Shares held for more than one year, or attributable to the Trust’s sale of any physical platinum which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a corporate taxpayer are generally the same as those at which ordinary income is taxed.

In addition, high-income individuals and certain trusts and estates are subject to a 3.8% Medicare contribution tax that is imposed on net investment income and gain. Shareholders should consult their tax advisor regarding this tax.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fees incurred by a Shareholder in purchasing Shares is treated as part of the Shareholder’s tax basis in the Shares. Similarly, any brokerage fee incurred by a Shareholder in selling Shares reduces the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize a gain or loss upon a sale of platinum by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata share of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Miscellaneous itemized deductions, including expenses for the production of income, will not be deductible for either regular federal income tax or alternative minimum tax purposes for taxable years before January 1, 2026, and thereafter generally are (i) deductible only to the extent that the aggregate of a Shareholder’s miscellaneous itemized deductions exceeds 2% of such Shareholder’s adjusted gross income for federal income tax purposes, (ii) not deductible for purposes of the alternative minimum tax and (iii) are subject to the overall limitation on itemized deductions under the Code.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying platinum for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851. In administrative guidance, the IRS stated that it will no longer issue rulings under Code section 851(b) relating to the determination of whether or not an instrument or position is a “security”, but, instead, intends to defer to guidance from the SEC for such determination.

United States Information Reporting and Backup Withholding Tax for US and Non-US Shareholders

The Trustee or the appropriate broker will file certain information returns with the IRS, and provides certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the backup withholding tax.

The amount of any backup withholding tax will be allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gains (if any) upon the sale of platinum. A Non-US Shareholder generally is not subject to US federal income tax with respect to gains recognized upon the sale or other disposition of Shares, or upon the sale of platinum by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on certain employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain commingled investment vehicles or insurance company general or separate accounts in which such plans or arrangements are invested (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under other federal law, or under state or local law (“Other Law”).

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan and the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities under ERISA or Other Law, including, but not limited to: (1) whether the investment is permitted under the plan’s governing documents, (2) whether the fiduciary has the authority to make the investment, (3) whether the investment is consistent with the plan’s funding objectives, (4) the tax effects of the investment on the Plan, and (5) whether the investment is prudent considering the factors discussed in this prospectus. In addition, ERISA and Code section 4975 prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under section 4975 of the Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities. Plans subject to Other Law may be subject to similar restrictions.

It is anticipated that the Shares will constitute “publicly offered securities” as defined in the Department of Labor “Plan Asset Regulations,” §2510.3-101 (b)(2) as modified by section 3(42) of ERISA. Accordingly, pursuant to the Plan Asset Regulations, only Shares purchased by a Plan, and not an interest in the underlying assets held in the Trust, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” rules of ERISA and the “prohibited transaction” rules of ERISA and the Code. Fiduciaries of plans subject to Other Law should consult legal counsel to determine whether there would be a similar result under the Other Law.

Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (“IRA”) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) (“Tax Qualified Account”) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The term “collectible” is defined to include, with certain exceptions, “any metal or gem.” The IRS has issued several private letter rulings to the effect that a purchase by an IRA, or by a participant-directed account under a Code section 401(a) plan, of publicly-traded shares in a trust holding precious metals will not be treated as resulting in a taxable distribution to the IRA owner or Tax Qualified Account participant under Code section 408(m). However, the private letter rulings provide that if any of the Shares so purchased are distributed from the IRA or Tax Qualified Account to the IRA owner or Tax Qualified Account participant, or if any precious metal is received by such IRA or Tax Qualified Account upon the redemption of any of the Shares purchased by it, the Shares or precious metal so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402. Accordingly, potential IRA or Tax Qualified Account investors are urged to consult with their own professional advisors concerning the treatment of an investment in Shares under Code section 408(m).

PLAN OF DISTRIBUTION

The Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of platinum on a continuous basis. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(a)(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with applicable rules of FINRA. The Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Agent Agreement”) between ALPS Distributors, Inc. (the “Marketing Agent”) and the Sponsor, the Marketing Agent provides marketing services under contract to the Sponsor and is paid by the Sponsor a certain amount per annum, plus any fees or disbursements incurred by the Marketing Agent in connection with marketing of the Trust and its Shares. The Trust is not responsible for the payment of any amounts to the Marketing Agent. The Sponsor and its parent, abrdn Inc., are solely responsible for the payment of the amounts due to the Marketing Agent under the Agent Agreement.

On September 20, 2018, the Agent Agreement was novated from ETF Securities (US) LLC (formerly known as ETFS Marketing LLC) to the Sponsor, effective as of October 1, 2018.

See “Creation and Redemption of Shares” for additional information about the Trust’s procedures for issuance of Shares in Baskets.

Under the Agent Agreement, the Marketing Agent provides the following services to the Sponsor:

●	Review marketing related legal documents and contracts;

●	Consult with the Sponsor on the development of FINRA-compliant marketing campaigns;

●	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;

●	Review and file with FINRA marketing materials that are not free-writing prospectus materials;

●	Register and oversee supervisory activities of FINRA-licensed personnel; and

●	Maintain books and records related to the services provided.

The Shares trade on the NYSE Arca under the symbol “PPLT”.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Dechert LLP, Washington, DC, who, as special US tax counsel to the Trust, also rendered an opinion regarding the material US federal income tax consequences relating to the Shares.

EXPERTS

The financial statements of the Trust as of December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

VALUATION OF PLATINUM

At the time of the Trust’s inception, the Sponsor determined that the Trust was not an investment company within the scope of Financial Accounting Standards Board (“FASB”) Codification of Accounting Standards, Topic 946, Financial Services—Investment Companies (Topic 946). Consequently, the Trust did not prepare the disclosures applicable to investment companies under Topic 946, including the presentation of its platinum assets at “fair value” as defined in Topic 946. Instead, the Trust valued its platinum assets at the lower of cost or fair value in accordance with ASC 330, Inventory and ASC 270, Interim Reporting.

Following the release of FASB Accounting Standards Update ASU 2013-08, Financial Services—Investments Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements, the Sponsor re-evaluated whether the Trust met the revised definition of an investment company and has concluded that for reporting purposes, the Trust is classified as an investment company. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act.

As a result of the change in the evaluation of investment company status, the Trust has, from January 1, 2014, presented its platinum assets at “fair value” as defined in FASB ASC Topic 820, Fair Value Measurements and Disclosures.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus is a part of a registration statement on Form S-3 filed by the Sponsor with the SEC under the Securities Act of 1933. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The SEC allows the “Incorporation by reference” of information into this prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed or to be filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023 (“Form 10-K”);
2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 9, 2023;
3.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the SEC on August 9, 2023;
4.	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 filed with the SEC on November 8, 2023;
5.	The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on December 23, 2009.

In addition, unless otherwise provided therein, any reports filed by the Trust with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing date of the registration statement of which this prospectus forms a part and before the termination or completion of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents and shall automatically update or replace, as applicable, any information included in, or incorporated by reference into this prospectus.

Certain statements in and portions of this prospectus update, modify, or replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update, modify or replace statements in and portions of this prospectus or the above listed documents.

The Trust posts on its website (www.abrdn.com/usa/etf ) its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Sponsor, on behalf of the Trust, electronically files such material with, or furnishes it to, the SEC. The Trust’s website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. The Trust will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all reports or documents that have been incorporated by reference in the prospectus but which are not delivered with the prospectus; copies of any of these documents may be obtained free of charge through the Trust’s website or by contacting the Trust, c/o abrdn ETFs Sponsor LLC, 1900 Market Street, Suite 200, Philadelphia, PA 19103, or by calling 844-383-7289.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement.

Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.abrdn.com/usa/etf. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PROSPECTUS

abrdn Platinum ETF Trust

Shares of abrdn Physical Platinum Shares ETF

January [__], 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by abrdn ETFs Sponsor LLC, the sponsor of the Registrant (“Sponsor”).

Item 15. Indemnification of Directors and Officers.

Section 5.6(a) of the Registrant’s Depositary Trust Agreement (“Trust Agreement”) between The Bank of New York Mellon, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s custody agreements and authorized participant agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under section 5.6(a) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s custody agreements and authorized participant agreements to which the Sponsor is a party) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by section 5.6 of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 16. Exhibits.

          (a) The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description
4.1(a)	Depositary Trust Agreement, incorporated by reference to Exhibit 4.1 filed with Registration Statement No. 333-158381 on December 31, 2009

4.1(b)	Amendment to the Depositary Trust Agreement effective October 1, 2018, incorporated by reference to Exhibit 4.1 filed with the Trust’s Current Report on Form 8-K on October 5, 2018

4.1(c)	Second Amendment to the Depositary Trust Agreement effective March 31, 2022, incorporated by reference to Exhibit 4.1 filed with the Trust’s Current Report on Form 8-K on March 14, 2022

4.2	Form of Authorized Participant Agreement is filed herewith.

4.3	Global Certificate, incorporated by reference to Exhibit 4.3 filed with Registration Statement No. 333-158381 on December 31, 2009

5.1	Opinion of Dechert LLP as to legality is filed herewith.

8.1	Opinion of Dechert LLP as to tax matters is filed herewith.

10.1(a)	Allocated Account Agreement, incorporated by reference to Exhibit 10.1 filed with Registration Statement No. 333-158381 on December 31, 2009

10.1(b)	Amendment to the Allocated Account Agreement, incorporated by reference to Exhibit 10.1 filed with the Trust’s Current Report on Form 8-K on October 5, 2018

10.1(c)	Second Amendment to the Allocated Account Agreement, incorporated by reference to Exhibit 10.1 filed with the Trust’s Current Report on Form 8-K on June 11, 2020

10.1(d)	Third Amendment to the Allocated Account Agreement, incorporated by reference to Exhibit 10.1 filed with the Trust’s Current Report on Form 8-K on March 14, 2022

10.2(a)	Unallocated Account Agreement, incorporated by reference to Exhibit 10.2 filed with Registration Statement No. 333-158381 on December 31, 2009

10.2(b)	Amendment to the Unallocated Account Agreement, incorporated by reference to Exhibit 10.2 filed with the Trust’s Current Report on Form 8-K on October 5, 2018

10.2(c)	Second Amendment to the Unallocated Account Agreement, incorporated by reference to Exhibit 10.2 filed with the Trust’s Current Report on Form 8-K on June 11, 2020

10.2(d)	Third Amendment to the Unallocated Account Agreement, incorporated by reference to Exhibit 10.2 filed with the Trust’s Current Report on Form 8-K on March 14, 2022

10.3	Depository Agreement, incorporated by reference to Exhibit 10.3 filed with Registration Statement No. 333-158381 on December 31, 2009

10.4(a)	Marketing Agent Agreement, incorporated by reference to Exhibit 10.4 filed with Registration Statement No 333-158381 on December 31, 2009

10.4(b)	Novation of and Amendment No. 1 to the Marketing Agent Agreement effective October 1, 2018

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is filed herewith

23.2	Consents of Dechert LLP are included in Exhibits 5.1 and 8.1

24.1	Powers of attorney are included on the signature page to this registration statement

107	Filing Fee Table is filed herewith.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, and the Commonwealth of Pennsylvania on January 12, 2024.

abrdn ETFs Sponsor LLC

By:	/s/ Steven Dunn

Steven Dunn President and Chief Executive Officer

Each person whose signature appears below hereby constitutes Steven Dunn and Brian Kordeck, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Steven Dunn	President and Chief Executive Officer (principal executive officer)	January 12, 2024
Steven Dunn
/s/ Brian Kordeck	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	January 12, 2024
Brian Kordeck

*	The Registrant is a trust and the persons are signing in their capacities as officers of abrdn ETFs Sponsor LLC, the Sponsor of the Registrant.